Exhibit 10.19

GROUND LEASE

THIS GROUND LEASE (the “Lease”) is executed as of this 1st day of November, 1994 (“Effective Date”), by and between LIVERMORE AIRWAY BUSINESS PARK, a California limited partnership (“Landlord”) and CAMELOT PARK FAMILY ENTERTAINMENT CENTER OF PLEASANTON VALLEY, L.P., a California limited partnership (“Tenant”).

RECITALS

This Lease is made in contemplation of the following facts, understandings and intentions of the parties:

A.            Landlord is the owner of that certain real property comprised of approximately Five and Five/Tenths (5.5) acres of unimproved land which is a part of the Livermore Airway Business Park, located in the City of Livermore, County of Alameda, state of California, and more particularly described in Exhibit “A” attached hereto (the “Property”).

B.            Tenant desires to lease from Landlord, and Landlord is willing to lease to Tenant, upon the terms and conditions stated in this Lease, the Property.

ARTICLE 1
LEASE OF PROPERTY

1.1           Lease.  For and in consideration of the Rentals (defined in Section 3.4 below), conditions, covenants and agreements set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Property, subject to the terms, covenants and conditions of this Lease.

1.2           Condition of the Property.  Tenant acknowledges that it has inspected the Property and has observed its physical characteristics and condition as fully as Tenant desires, and hereby waives any and all objections to the physical characteristics and condition of the Property, whether known or unknown. Tenant acknowledges that neither Landlord nor any of Landlord’s employees, agents or representatives has made any representations, warranties or agreements by or on behalf of Landlord as to any matter concerning the Property, the past or present uses thereof, or the condition of the Property, or the suitability thereof for any purposes including the purposes herein contemplated. This disclaimer applies without limitation to topography, water rights, utilities, present and future zoning, surface and subsoil conditions, purposes to which the Property may be suited, drainage, access to public roads or extensions thereof, presence or absence of hazardous materials, and environmental and land use laws and regulations to which the Property may be subject. No representation, warranty, or agreement, if any, made by any person acting on behalf of Landlord which is not expressly set forth in this Lease shall be valid or binding on Landlord. Tenant acknowledges that it has independently and personally inspected the Property and has examined the current zoning, and all matters of public record pertaining to the Property, and the development and use thereof, and has entered into this Lease on the basis of such personal inspection and examination and not in reliance on any representations, warranties or agreements made by or on behalf of Landlord, except as specifically set forth herein. Tenant hereby further acknowledges and agrees that the Property is being leased to and accepted by Tenant in its present condition, “As-Is,” and that no patent or latent physical condition of the Property, whether foreseen or unforeseen, or known, not known or discovered, or arising at any time shall affect the rights of Tenant and Landlord under this Lease. Tenant acknowledges that Landlord has processed a parcel map creating a separate legal parcel for the Property (“Parcel Map”), but the Parcel Map has not yet been recorded in the Official Records of Alameda County, California Landlord intends to cause the Parcel Map to be recorded on or before the Term Commencement Date.

ARTICLE 2
TERM

2.1           Term.  The term of this Lease (“Term”) shall be for a period of thirty-four (34) years and six (6) months, commencing on the earlier of (i) the date that Tenant obtains the first permit from the City of Livenoore for the construction of the Improvements (as defined in Section 5.1) contemplated by Tenant on the Property or (ii) the date that all of Tenant’s Conditions Precedent set forth in Section 4.1 hereof have been satisfied and/or waived (the “Term Commencement Date”) and ending on the date that is thirty- four (34) years and six (6) months after the Term Commencement Date, unless sooner terminated pursuant to the terms of this Lease (“Term”). The expiration or sooner termination of this Lease is referred to in this Lease as “Lease Termination.”

2.2           Delivery of Possession.  Landlord shall deliver possession of the Property to Tenant on the Term Commencement Date. If Tenant is permitted to occupy the Property prior to the Term Commencement Date for any purpose permitted by Landlord, such early entry shall be at Tenant’s sole risk and subject to all the terms and provisions hereof, except the payment of Rentals. Landlord shall have the right to impose such additional conditions on Tenant’s early entry as Landlord shall deem appropriate.

2.3           Delivery of Possession.  If Landlord is unable to deliver possession of the Property to Tenant on the Term Commencement Date, Landlord shall not be subject to liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant or extend the Term Commencement Date or the expiration date; except that Tenant’s payment of Impositions shall be abated beginning on the Term Commencement Date for a period equal to the period of delay, unless delay in delivering possession of the Property was caused or contributed to by Tenant or Tenant’s agents, officers, employees, contractors, servants or invitees (collectively “Tenants Agents”).

ARTICLE 3
RENT

3.1           Base Rent.  Tenant shall pay Landlord monthly rent (“Base Rent”) for the Property as follows: commencing on the earlier of (i) the date that is thirty (30) days after the date Tenant opens the Improvements constructed by Tenant on the Property for business or (ii) October 31, 1995 (such date is hereafter referred to as the “Rent Commencement Date”), Tenant shall pay Base Rent for the Property in the amount of Twelve Thousand Dollars ($12,000) per month. Base Rent shall be payable in advance on the first day of each calendar month during the Term. Base Rent for any partial calendar month shall be prorated on the basis of a thirty (30) day month. Base Rent shall be paid at Landlord’s address set forth in Section 16.1 or at such other place as may be noticed from time to time by Landlord.

Tenant and Landlord acknowledge that the projected development fees imposed by the city of Livermore and County of Alameda in connection with Tenant’s Project are approximately One Hundred Twenty-five Thousand One Hundred Forty-six Dollars ($125,146.00) (“Development Fees”). In order to assist Tenant in bearing, the Development Fees, Landlord hereby grants to Tenant a conditional abatement of Base Rent in the amount of Five Thousand Dollars ($5,000.00) per month (“Monthly Abatement”) for the five (5) month period commencing with the Rent Commencement Date (“Abatement Period”). The total amount of the conditional abatement of Base Rent is Twenty-five Thousand Dollars ($25,000.00) (“Aggregate Abatement”). If either Landlord or Tenant are successful in reducing the Development Fees below One Hundred Twenty-five Thousand One Hundred Forty-six Dollars ($125,146.00), then the Aggregate Abatement shall be reduced, dollar for dollar, by the same amount as the reduction in Development Fees, Any reduction in the Aggregate Abatement shall be applied first to the Monthly Abatement for the last month of the Abatement Period up to the Monthly Abatement for such month, and then to the Monthly Abatement for the previous month until the reduction in the Aggregate Abatement is exhausted. For example, if the Development Costs are reduced by Seventeen Thousand Dollars ($17,000.00), then the Aggregate Abatement shall be reduced by the same amount, and the remaining Aggregate Abatement in the amount of Eight Thousand Dollars ($8,000.00) shall be applied so that no Monthly Abatement occurs in the last three (3) months of the Abatement Period, an abatement of Three Thousand Dollars ($3,000.00) applies to the second month of the Abatement Period, and the full amount of the Monthly Abatement applies in the first month of the Abatement Period. If the Development Costs are reduced by Twenty-five Thousand Dollars ($25,000.00) or more, then there shall be no abatement of Base Rent.

3.2           Base Rent Adjustment.  The Base Rent shall be increased every three (3) years as of the anniversary of the Rent Commencement Date (each such date shall hereafter be referred to as an “Adjustment Date”) in accordance with the percentage increase, if any, in the Consumer Price Index-All Urban Consumers (San Francisco-Oakland-San Jose Area; Base 1982-84 = 100) (“Index”) as published by the United States Department of Labor, Bureau of Labor Statistics. The Index for the month preceding each Adjustment Date shall be compared with the Index for the month next preceding the immediately preceding Adjustment Date, or in the case of the first adjustment, with the Index for the month next preceding the Rent Commencement Date, and the Base Rent then in effect shall be increased in accordance with the percentage increase, if any, between such Indices. In no event, however, shall the increase in the Base Rent resulting from such adjustment exceed fifteen percent (15%) of the Base Rent in effect prior to said adjustment. In addition, in no event shall the Base Rent, as adjusted, be less than the Base Rent in effect immediately prior to such adjustment. Landlord shall calculate and give Tenant written notice of any such increase in the Base Rent and Tenant shall pay the increased Base Rent commencing on the Adjustment Date. Should the increased Base Rent payable by Tenant for the period following any Adjustment Date exceed the amount previously paid by Tenant for such period, Tenant shall pay the difference to Landlord within ten (10) days following Landlord’s demand therefor. Should the bureau discontinue the publication of the Index, or publish the same less frequently, or alter the same in some other manner, the Landlord, in its discretion, shall adopt a substitute Index or procedure which reasonably reflects and monitors consumer prices.

3.3           Advance Rent.  On or before January 1, 1995, Tenant shall deposit with Landlord the sum of Ten Thousand Dollars ($10,000) to be applied against the Base Rent due for the month commencing with the Rent Commencement Date.

3.4           Additional Rent, Rent and Rentals Defined.  The term “Additional Rent” shall mean all taxes, charges, costs, and expenses and other sums which Tenant is required to pay hereunder, and all costs and expenses which Landlord may incur by reason of any default of Tenant hereunder. “Rental(s)” as used herein shall collectively mean Base Rent and Additional Rent, unless otherwise indicated. Additional Rent shall be paid by Tenant to Landlord at the place where Base Rent is required to be paid.

3.5           Lease Year.  The term “Lease Year” shall mean a calendar year, except the first Lease Year shall be a partial calendar year commencing on the Rent Commencement Date if the Lease Term commences on a date other than January 1, and the last Lease Year shall end on Lease Termination.

3.6           Net Lease.  Base Rent, Additional Rent and any and all other sums payable hereunder to or on behalf of Landlord, shall be paid without setoff, counterclaim, abatement, deferment, suspension or deduction, and except as otherwise expressly provided in this Lease, without notice or demand, in lawful money of the United States.

3.7           Non-Subordination of Rent or Other Sums.  Tenant hereby covenants and agrees that the Base Rent, Additional Rent, and any and all other sums payable to Landlord by Tenant under the provisions of this Lease shall be paid from gross revenues generated from the Property and improvements thereon and from other Tenant resources and that all other expenses of Tenant related to the Project (defined in Section 5.1) shall be subordinate to the payments to Landlord as required under this Lease. Landlord is not required to take any further action in order to make effective this subordination.

3.8           Late Charge; Interest.  Tenant acknowledges that late payment by Tenant to Landlord of Base Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, without limitation, processing and accounting charges. Accordingly, Tenant shall pay to Landlord, as Additional Rent without the necessity of prior notice or demand, a late charge equal to five percent (5%) of any installment of Base Rent which is not received by Landlord by 4 p.m. on the seventh (7th) calendar day after such payment of Base Rent is due regardless of whether such seventh (7th) day falls on a holiday or weekend. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any installment of Base Rent or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay such installment of Base Rent when due, including without limitation, the right to terminate this Lease. If any installment of Base Rent is not received by Landlord by the thirtieth day after its due date, such installment shall bear interest at an annual rate equal to the greater of (i) ten percent (10%), or (ii) five percent (5%) plus the rate established by the Federal Reserve Bank of San Francisco, as of the twenty-fifth (25th) day of the month immediately preceding the due date, on advances to member banks under sections 13 and section 13a of the Federal Reserve Act, as now in effect or hereafter from time to time amended (the “Stipulated Rate”), commencing on the thirty-first (31st) day after the due date for such installment, and continuing until such installment is paid in full. Interest accruing on Base Rent shall be in addition to any late charge which may be imposed pursuant to this Section. If Tenant fails to pay Additional Rent (including any late charge payable pursuant to this Section) due from Tenant to Landlord on or before the due date, in addition to any other remedy provided by this Lease, Tenant shall pay Landlord the delinquent sum plus interest on the total delinquent sum at the Stipulated Rate. Said interest shall accrue from the due date of the delinquent payment to the date the delinquent payment is received by Landlord.

ARTICLE 4
TENANT’S CONDITIONS PRECEDENT

4.1           Tenant’s Conditions to Lease.  Tenant’s obligation to lease the Property from Landlord pursuant to the terms and conditions contained herein shall be subject to the satisfaction and/or waiver of the following conditions on or before the time periods specified below (each of said conditions shall hereafter be referred to as a “Condition Precedent” and shall be collectively referred to as “Conditions Precedent”):

(a)           Approvals and Permits.  During the period commencing with the Effective Date and ending on the date that is one hundred twenty (120) days after the Effective Date (“Contingency Period”), Tenant shall, at Tenant’s sole cost and expense, use diligent efforts to obtain all governmental approvals, licenses and permits required to construct the Improvements (in accordance with Tenant’s obligations pursuant to Article 5) on terms and conditions acceptable to Tenant in Tenant’s reasonable discretion (the “Permits”). Tenant shall fully and completely comply with all conditions, restrictions and contingencies imposed upon, or attached to, or made a part of the Permits. Tenant may contest the validity or request modification of any condition imposed in connection with the Permits by appropriate legal proceedings, but this right shall not be deemed or construed in any way as relieving or modifying Tenant’s covenants to comply therewith during the pendency of such proceedings. Tenant shall protect, defend, indemnify and hold Landlord and Landlord’s directors, officers, partners, employees, agents, successors and assigns harmless from and against any claims, fines, judgments, penalties, losses, damages, costs, expenses or liabilities (including attorneys’ fees and costs) directly or indirectly arising in connection therewith. Landlord shall, upon written request by Tenant, join in any such permitted request for modification, but only if Landlord shall not be exposed to any liability for payment of any costs or expenses or otherwise in connection therewith. Tenant shall protect, defend, indemnify and hold Landlord harmless from any such costs, expenses or liabilities, including attorneys’ fees and expenses.

(b)           Funding.  Within sixty (60) days after the Effective Date, but in no event later than January 1, 1995, Tenant shall have received a written commitment from third party investors in form and content satisfactory to Tenant for funding of Tenant’s Project on the Property.

(c)           Preliminary Plan Approval.  Prior to the expiration of the Contingency Period, Landlord shall have approved Tenant’s preliminary design review and site plans and specifications (“Preliminary Plans”) for the Improvements to be constructed by Tenant on the Property.

(d)           Satisfaction of Conditions Precedent.  If any of Tenant’s Conditions Precedent are not satisfied within the time period specified above for satisfaction thereof, Tenant may terminate this Lease by giving written notice of such termination to Landlord on or before the date required for the satisfaction of such Conditions Precedent and receive a refund of the advance rent paid by Tenant pursuant to Section 3.3 hereof. If Tenant fails to give written notice of termination of this Lease prior to the expiration of the period for satisfaction of the applicable Conditions Precedent, Tenant shall be deemed to have waived and/or satisfied such Conditions Precedent and to have waived Tenant’s right to terminate the Lease, and this Lease shall continue in full force and effect. Notwithstanding the foregoing, if Tenant has not satisfied the Conditions Precedent set forth in Section 4.1(a) above on or before the expiration of the Contingency Period, then Landlord may terminate this Lease by giving Tenant written notice of such termination within fifteen (15) days after the expiration of the Contingency Period and returning the advance rent paid by Tenant pursuant to Section 3.3 hereof. Landlord’s failure to give such written notice of termination of the Lease within said fifteen (15) day period shall be deemed Landlord’s waiver of its right to terminate the Lease, and the Lease shall remain in full force and effect.

ARTICLE 5
CONSTRUCTION

5.1           Tenant’s Obligation.  Tenant shall, at Tenant’s sole cost and risk and in the manner and within the times set forth in this Article 5, design and construct upon the Property a family amusement and recreation complex (“Recreation Facility”) to be operated under the name Camelot Park. The Recreation Facility, together with any alterations or additions thereto, all landscaping, installation of or replacement or relocation of utility connections necessitated by the construction of the Recreation Facility, and curbs, gutters, sidewalks, driveways and all other real property improvements incidental and necessary for the successful operation of the Recreation Facility shall be referred to in this Lease as the “Improvements.” The Property, together with the Improvements, shall be referred to in this Lease as the “Project.”

The plans and specifications for the Improvements shall be prepared by, and the construction of the Improvements shall be conducted under the supervision of, an architect selected by Tenant, licensed by the State of California and previously approved by Landlord, which approval will not be unreasonably withheld. Such approval by Landlord shall not constitute a representation or warranty as to the integrity, ability, or experience of such architect.

5.2           Due Diligence; Non-Interference.  Promptly after the Term Commencement Date, Tenant shall, in good faith and with due diligence, prosecute in accordance with this Lease the construction of the Improvements. Tenant shall at all times during construction of the Improvements take all reasonable measures to minimize any damage, disruption or inconvenience caused by construction of the Improvements and make adequate provision for the safety of the Property and for the safety and convenience of all affected persons and properties. Dust, noise, and other effects of such work shall be controlled using the methods customarily utilized to control such deleterious effects associated with construction projects in developed areas of Livermore, California.

5.3           Approval of Plans and Specifications.

(a)           Preliminary Plans.  Not later than sixty (60) days following the Effective Date, Tenant shall deliver to Landlord for Landlord’s approval two (2) copies of the Preliminary Plans. Landlord’s approval or disapproval of the Preliminary Plans shall be made in writing within fifteen (15) days after Landlord’s receipt thereof. Landlord’s failure to respond within said fifteen (15) day period shall be deemed approval of the Preliminary Plans. Landlord’s approval of the Preliminary Plans shall not constitute a representation of the quality of or an assumption of liability for the design, engineering, safety or structural integrity of, or any other matter relating to, the Improvements. Landlord’s approval of the Preliminary Plans may not be unreasonably withheld.

(b)           Final Plans.  Not later than one hundred fifty (150) days following the Effective Date, Tenant shall deliver to Landlord for Landlord’s approval two (2) copies of final plans and specifications for the Improvements sufficient to obtain building permits for construction of the Improvements (“Final Plans”). During the preparation of the Final Plans, Tenant shall periodically submit progress plans to Landlord for Landlord’s review and comment. Landlord’s approval or disapproval of the Final Plans shall be made in writing within fifteen (15) days after Landlord’s receipt thereof. Landlord’s failure to respond within said fifteen (15) day period shall be deemed approval of the Final Plans. Landlord’s approval of the Final Plans shall not constitute a representation of the quality of or an assumption of liability for the design, engineering, safety, or structural integrity of, or any other permit relating to, the Improvements. Landlord’s approval of the Final Plans may not be unreasonably withheld.

(c)           Resubmittal of Disapproved Items.  If Landlord disapproves of any item in the Preliminary Plans or Final Plans, Landlord shall set forth in sufficient detail the reasons therefor. The parties shall thereafter immediately meet and negotiate in good faith to modify the applicable plans so as to remove Landlord’s objections thereto. If the parties have not reached agreement on revised plans within five (5) days after Landlord has given written notice of disapproval of the applicable plans, then Tenant may elect (i) to submit revised plans to Landlord for approval, or (ii) to give notice contesting the reasonableness of Landlord’s disapproval A contest of reasonableness shall be determined by arbitration under the jurisdiction of the American Arbitration

Association in accordance with the Commercial Rules of such Association; provided, however, that such arbitration proceedings shall be expedited to be completed within five (5) days of written demand therefor by either party. If the reasonableness of Landlord’s disapproval is sustained by the arbitrators, then Tenant shall submit revised plans and specifications to Landlord for approval in accordance with this Section 5.3. If the reasonableness of Landlord’s disapproval is not sustained, then Tenant’s plans shall be deemed approved. Notwithstanding the foregoing, if Landlord disapproves any change in plans during construction of the Project, then Tenant may elect to immediately arbitrate the reasonableness of Landlord’s disapproval in accordance with the procedure set forth in this Section 5.3(c) without the requirement of first negotiating with Landlord. Landlord shall have five (5) days after receipt to approve or disapprove any resubmitted item.

(d)           Changes to Approved Plans.  Any material changes made by Tenant in the Final Plans after Landlord’s approval thereof shall be submitted to Landlord for approval, except for interior, nonstructural changes which shall not require Landlord’s approval.

(e)           Compliance with Legal Requirements.  All plans and specifications for the Improvements shall comply with all applicable laws, statutes, ordinances, orders, requirements, rules and regulations of any governmental or quasi-governmental authority now or hereafter in effect (collectively, “Laws”). Landlord’s approval of the Preliminary Plans and Final Plans shall not be construed as a representation that said plans comply with requirements of any Laws.

5.4           Prerequisites to the Commencement of Construction.   Prior to the commencement of construction of the Improvements Tenant shall, in addition to complying with all Laws:

(a)           Plan Approval and Governmental Approval.  Submit the Final Plans to Landlord for approval as described in Section 5.3 and obtain Landlord’s approval thereto. In addition, during the Contingency Period, Tenant shall obtain all Permits for the construction of the Improvements.

(b)           Insurance.  Furnish to Landlord policies of insurance evidencing the coverage required by Section 11.2.

(c)           Evidence of Financing.  Tenant shall deliver to Landlord true copies of all documents evidencing a commitment for financing in an amount sufficient to cover the total costs necessary and appropriate to construct the Improvements on the Property and to acquire and install equipment and fixtures thereon (the “Project Costs”) in accordance, with the Final Plans approved by Landlord and a reasonable contingency for such costs. “Financing” includes both the construction (or interim financing) loan, the take-out (also called permanent or long-term) financing (“Loan”), and/or Tenant’s own funding.

(d)           Construction Contract.  If Tenant engages a general contractor to construct the Improvements, Tenant will submit to Landlord evidence that the contractor is licensed by the State of California.

(e)           Notice to Landlord.  Notify Landlord in writing not less than twenty (20) days nor more than thirty (30) days prior to the commencement of any lienable work upon the Property to allow Landlord time and opportunity to post notices of nonresponsibility or other notices pertaining to such construction.

5.5           Commencement and Completion Dates.  Tenant shall commence construction of the Improvements within thirty (30) days following receipt of all necessary permits for the construction of the Improvements, and Tenant shall complete construction of the Improvements within twelve (12) months following the Term Commencement Date.

5.6           Notice of Nonresponsibility, Liens; Indemnification.  Nothing in this Lease shall be construed as constituting Landlord’s consent to the performance of any labor or the furnishing of any materials or any specific improvements, alterations of or repairs to the Project or any part thereof by a contractor, subcontractor, laborer or materialman, nor as giving Tenant or any other person any right, power or authority to act as agent of or to contract for, or permit the rendering of, any services, or the furnishing of any materials, in such manner as would give rise to the filing of a mechanic’s, laborer’s materialmen’s, supplier’s or vendor’s lien or other claim against the Property or the improvements thereon (collectively, “Mechanic’s Liens”). Prior to and during construction of the Improvements or any Alteration described in Article 8, Landlord shall have the right to enter upon the Property and post notices of nonresponsibility thereon and to otherwise notify, actually or constructively, any contractor or subcontractor, laborers, materialmen or other entities or persons directly or indirectly supplying labor, equipment or materials to the Property that Landlord is not responsible for the cost thereof. Tenant shall pay for all labor and services performed for, and all materials used by or furnished to Tenant and keep the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant with respect to the Property. Tenant shall protect, defend, indemnify and hold Landlord, the Property and Landlord’s directors, officers, partners, employees, agents, successors and assigns harmless from and against any and all Mechanic’s Liens recorded against the Property. If any such lien is filed against the Property, Tenant shall, within ten (10) days after notice to Tenant of the filing thereof, cause the same to be discharged of record, provided, however, that Tenant shall have the right to contest the amount or validity, in whole or in part, of any such lien by appropriate proceedings provided that Tenant first notifies Landlord, and furnishes such security as may be necessary or required to prevent any foreclosure proceeding against the Project during the pendency of such context, including, without limitation the posting and recordation of a bond complying with the requirements of California Civil Code section 3143 or any successor or replacement statute. Tenant shall prosecute such proceedings with due diligence.

5.7           Notice of Completion.  Upon completion of construction of the Improvements, Tenant shall promptly file or caused to be filed in the Official Records of the County of Alameda, California, a notice of completion with respect to such Improvements and shall deliver to Landlord, at no cost to Landlord, two (2) sets of final as-built plans and specifications for the Improvements.

ARTICLE 6
USE OF THE PROPERTY AND THE IMPROVEMENTS

6.1           Use of the Property.  The Property shall be used only for the construction, development and operation of the Improvements permitted pursuant to Section 5.1 which shall be operated under the name Camelot Park, and for no other purpose without Landlord’s prior written consent, which consent may be withheld by Landlord in Landlord’s sole discretion.

6.2           Management.  The Project shall be managed or caused to be managed by Tenant in a prudent and businesslike manner.

6.3           Right of Entry and Inspection.  Landlord or Landlord’s agents, representatives or employees shall have the right, but not the obligation, at any time upon at least twenty-four (24) hours notice (except in emergencies, in which case no prior notice shall be required) to enter upon the Project for the purposes of inspecting the Project, determining whether this Lease is being complied with, posting notices of nonresponsibility, maintaining or repairing the Improvements after default by Tenant, curing any default by Tenant, showing the Property to prospective tenants, purchasers or lenders, posting “For Sale” signs, posting “For Lease” signs at any time during the last twelve (12) months of the Term, or to do anything reasonably necessary for the protection, safety or preservation of the Project. Landlord shall not be liable in any manner for any inconvenience, disturbance, nuisance, or other damage arising out of Landlord’s entry on the Project as provided in this Section other than those caused by Landlord’s sole active negligence or willful misconduct. Nothing in this Lease shall create or imply any duty on the part of Landlord to make any such inspection or to perform any such work. Tenant shall not be entitled to an abatement or reduction of Rentals on account of Landlord’s exercising any rights reserved in this Section, and no such entry shall constitute an eviction of Tenant or of any of Tenant’s subtenants.

6.4           Quiet Enjoyment.  The parties hereto mutually covenant and agree that Tenant, by keeping and performing the covenants herein contained, shall at all times during the Term peaceably and quietly have, hold and enjoy the Property and the Improvements, without unreasonable hindrance or interruption by Landlord or

Landlord’s agents, or by any other person or persons lawfully claiming by, through or under Landlord; subject, however, to any limitations or rights to terminate any such rights as expressly provided in this Lease.

6.5           Nuisance, Prohibited Use.  Tenant shall not itself and shall prohibit any person from using the Project or any part thereof for any unlawful purpose, and shall not itself and shall prohibit any person from performing, permitting or suffering any act of omission or commission upon or about the Project or ant part thereof which would result in a nuisance or a violation of laws. In no event shall Tenant allow the sale or consumption of alcoholic beverages within any portion of the Project. Landlord acknowledges that the normal operation of the Recreation Facility on the Property, including the operation of batting cages, a miniature golf course, an arcade, and related uses, so long as operated in accordance with all applicable laws, statutes, codes, rules and regulations, shall not constitute a nuisance.

ARTICLE 7
UTILITIES, IMPOSITIONS AND OTHER CHARGES

7.1           Utilities.  Tenant shall be responsible, at Tenant’s sole cost and expense, for the installation and connection of all utility lines, including without limitation, water, electricity, gas, sewer and telephone necessary to supply utilities to the Improvements to be constructed on the Property, and for obtaining any other services required or desired for the operation of the Project. Tenant agrees to pay or cause to be paid, as and when they become due and payable, all charges for water, gas, light, heat, telephone, electricity, garbage, refuse and other utility, communication and other services rendered or used on or about the Project at all times during the Term.

7.2           Impositions.

(a)           Payment Generally.  Subject to the provisions of Section 7.2(f) and other limitations in this Article 7, Tenant agrees to pay or cause to be paid, as Additional Rent, as and when they become due and payable, and before any fine, penalty, interest or cost may be added thereto, or become due or be imposed by operation of law for the nonpayment thereof, all taxes, assessments, franchises, excises, licenses and permit fees, and other governmental levies and charges, general and special, ordinary and extraordinary, unforeseen and foreseen, or resulting from increased rate or valuation, of any kind and nature whatsoever which at any time during the Term may be assessed, levied, confirmed; imposed upon, or become due and payable out of or in respect of, or become a lien on: (1) the Project or any part thereof; (2) the rent and income received by Tenant from subtenants or others for the use or occupation of the Property and the Improvements thereon; or (3) this transaction or any document to which Tenant is a party, creating or transferring an interest or estate in the Property. All such taxes, assessments, franchises, excises, licenses and permit fees, and other governmental levies and charges shall hereinafter be referred to as “Impositions,” and any of the same shall hereinafter be referred to as an “Imposition.” Any Imposition relating to a fiscal period of the taxing authority, a part of which period is included within the Term and a part of which is included in a period of time after natural expiration of the Term, shall (whether or not such Imposition shall be assessed, levied, confirmed, imposed upon, become a lien upon the Property, or shall become payable, during the Term) be adjusted between Landlord and Tenant, and Tenant shall pay that portion of such Imposition which that part of such fiscal period included in the period of time before the natural expiration of the Term bears to such fiscal period, and Landlord shall pay the remainder thereof, if any. Notwithstanding the foregoing, Tenant shall not be liable for any increase in real property taxes that results from a reassessment exempted from Proposition 13 as a result of a change in ownership of Landlord or a change of ownership of or in Landlord’s interest in the Property during the first ninety (90) months of the term of this Lease, and Landlord shall be responsible during such period for any such increase in real property taxes resulting from such change in ownership. Upon the expiration of said ninety (90) month period, Tenant shall be responsible for all real property taxes assessed against the Premises, including those resulting from a change in ownership of Landlord or Landlord’s interest in the Property during the initial ninety (90) months of the term of the Lease. Notwithstanding the foregoing, in no event shall Landlord be responsible for an increase in real estate taxes resulting from Tenant’s acquisition of the fee interest in the Property by Tenant.

(b)           Payment of Impositions in Installments.  If, by law, any Imposition may at the option of the payer be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and, in such event, shall pay such installments as may become due during the Term as the same respectively become due and before any fine, penalty, further interest or cost may be added thereto; provided, however, that the entire amount of any such Imposition shall, subject to proration pursuant to Section 7.2(a) above, be paid by Tenant prior to Lease Termination, which obligation shall survive Lease Termination.

(c)           Landlord’s Right to Cure.  If Tenant, in violation of any provision of this Lease, fails to pay and to discharge any Imposition, Landlord may (but shall not be obligated to) pay or discharge it, and the amount paid by Landlord and the amount of all costs, expenses, interest and penalties connected therewith, including attorneys’ fees, shall be deemed to be and shall be payable by Tenant as Additional Rent and shall be reimbursed immediately to Landlord by Tenant on demand.

(d)           Tax Receipts.  Tenant shall furnish to Landlord, within forty-five (45) days after the date when any Imposition would become delinquent, official receipts from the appropriate taxing authority or other evidence satisfactory to Landlord evidencing payment thereof.

(e)           Limits of Tax Liability.  The provisions of this Lease shall not be deemed to require Tenant to pay any municipal, county, state or federal income, gross receipts, excess profits, or franchise taxes assessed against Landlord, or municipal, county, state or federal capital levy, estate, succession, wealth, inheritance or gift taxes of Landlord; except, however, that Tenant shall pay all taxes assessed by any governmental authority by virtue of any operation by Tenant conducted on or out of the Property. If at any time during the Term, the State of California or any political subdivision of the state, including any county, city, public corporation, district, or any other political entity or public corporation of the state, levies or assesses against Landlord a tax, fee, or excise on rents on the square footage of the Premises, on the act of entering into this Lease, or on the occupancy of Tenant, or any other tax, fee, or excise, however described, as a direct substitution in whole or in part for any real property taxes, Tenant shall pay before delinquency that tax, fee, or excise on rents.

(f)            Permitted Contests.  Tenant shall have the right to contest the validity or the amount, in part or in full, of any Imposition which it is obligated to pay under the provisions of this Lease. Tenant agrees that all such proceedings shall be begun within the period allowed by law after any contested item is imposed and shall be diligently prosecuted to final adjudication.

Tenant shall give Landlord prompt notice in writing of any such contest at least ten (10) days before any delinquency occurs if Tenant intends to withhold payment of the Imposition pending determination of the contest or at least ten (10) days before institution of any contest if Tenant intends to contest such Imposition subsequent to payment thereof. Tenant may only exercise its right to contest an Imposition hereunder while withholding payment thereof if (i) the subject legal proceedings shall operate to prevent the collection of the Imposition so contested, or the sale of the Property, or any part thereof, to satisfy the same, and (ii) prior to the date such Imposition is due and payable, Tenant gives such reasonable security as may be required by Landlord from time to time in order to insure the payment of such Imposition to prevent any sale, foreclosure or forfeiture of the Property or any part thereof, by reason of such nonpayment. Upon any such contest and the final determination thereof adversely to Tenant, Tenant shall, before any further fine, interest, penalty or cost may be added thereto for nonpayment thereof, pay fully and discharge the amounts involved in or affected by such contest, together with any penalties, fines, interest, costs and expenses that may have accrued thereon or that may result from any such contest by Tenant and, after such payment and discharge by Tenant, Landlord will promptly return to Tenant such security as Landlord shall have received in connection with such contest. Any such proceedings to contest the validity or amount of any Imposition or to recover any Imposition paid by Tenant shall be prosecuted by Tenant at Tenant’s sole cost and expense; and Tenant shall protect, indemnify, defend and save harmless Landlord’s directors, officers, partners, employees, agents, successors and assigns against any and all claims, fines, judgments, penalties, losses, damages, costs, expenses or liabilities (including attorneys’ fees and costs), which may be imposed upon or incurred by Landlord in connection therewith.

(g)           Creation of Special Assessment Districts.  If, during the Tern, any governmental subdivision or agency shall undertake to create an improvement or special assessment district, the proposed boundaries of which shall include the Property, Landlord and Tenant shall each be entitled to support or oppose the creation of such district or the inclusion of the Property therein, or both, and to appear in any proceeding relating thereto as their respective interests in the Property or otherwise may appear. Should either party receive any notice or other Information relating to the proposed creation of any such district, the boundaries of which would include the Property, such party shall promptly notify the other party and deliver to such other party a copy of the notice and/or information.

7.3           Other Liens.  Except as expressly permitted by Article 10 hereof, Tenant shall not, directly or indirectly, create or permit to be created or to remain, and will promptly discharge, at its sole expense, any lien, encumbrance or charge on or pledge of the Property or the Improvements or any part thereof, or Tenant’s interest therein, or the Base Rent, Additional Rent or other sums payable by Tenant under this Lease. Tenant shall notify Landlord promptly of any lien or encumbrance which has been created on or attached to the Property or the Improvements, or to Tenant’s leasehold estate therein, whether by act of Tenant or otherwise.

ARTICLE 8
OWNERSHIP OF AND RESPONSIBILITY FOR IMPROVEMENTS

8.1           Ownership During Term.

(a)           In General.  All Improvements constructed on the Property by Tenant as permitted or required by this Lease shall, during the Term, be and remain the property of Tenant, and Landlord shall not have title thereto; provided, however, that, except as otherwise expressly provided in this Lease, Tenant shall have no right to waste, destroy, demolish or remove the Improvements; and provided further that Tenant’s rights and powers with respect to the Improvements are subject to the terms and limitations of this Lease. Landlord and Tenant covenant for themselves and all persons claiming under or through them that the Improvements are real property except as otherwise provided by this Lease.

(b)           Personal Property; Trade Fixtures.  All personal, property, furnishings, fixtures and equipment, including, without limitation, Tenant’s miniature golf structures and decorations and batting cages, which are not so affixed to the Property or the Improvements as to require substantial damage to the Improvements upon removal thereof, shall constitute personal property (“Personal Property”). At any time during the Term and at Lease Termination, Tenant shall have the right to remove any and all such Personal Property; provided that Tenant repairs any damage to the Property or the Improvements caused by such removal, and restores the Property to the condition that existed prior to such removal in accordance with all then applicable laws, rules, regulations, codes and ordinances.

For purposes of this Lease, the Personal Property shall not include those major building components or fixtures necessary for operation of basic building systems such as, but not limited to, elevators, escalators, chillers, boilers, plumbing, sanitary fixtures, heating, ventilating and air conditioning (“HVAC”) systems and central air-cooling systems.

8.2           Ownership at Termination.  At Lease Termination, all Improvements shall, without compensation to Lessee become Landlord’s Property, free and clear of all claims to or against Tenant or any third party, except that if, not later than sixty (60) days after Lease Termination, Landlord notifies Tenant of Landlord’s desire that the Improvements be removed, the Improvements and any debris shall be removed from the property and the Property shall be restored to the condition existing prior to the construction of such Improvements in accordance with all then applicable laws, rules, regulations, codes and ordinances on or before the later of (i) Lease Termination or (ii) sixty (60) days after Landlord notifies Tenant that the Improvements must be removed. Tenant shall protect, defend and indemnify Landlord from and against all claims, fines, judgments, penalties, losses, damages, costs, expenses or liabilities (including attorneys’ fees and costs) arising from any such claims with respect to the Improvements, or from Landlord’s exercise of the rights conferred by this Section 8.2.

All Personal Property shall be removed from the Property at Lease Termination. If any Personal Property is not removed at Lease Termination, such Personal Property shall be deemed to be abandoned by Tenant and shall, without compensation to Tenant then become Landlord’s property, free and clear of all claims to or against them by Tenant or any third party.

8.3           Maintenance and Repair of Improvements.  Subject to the provisions of this Lease concerning condemnation, alterations, and damage and destruction, Tenant agrees to maintain or cause to be maintained in good order, repair and operation the Property and the Improvements throughout the Term without expense to Landlord and to perform or cause to be performed all repairs and replacements necessary to maintain and preserve the Property and the Improvements in a decent, safe and sanitary condition, in compliance with applicable Laws, and equal in quality and use to the condition of the improvements, as originally installed, reasonable wear and tear excepted. Tenant agrees to keep or cause to be kept the Property and the Improvements clean and clear of refuse and obstructions and to promptly dispose of all garbage, trash and rubbish.

8.4           Waste.  Subject to Tenant’s rights of alteration as described in Section 8.5 or this Lease, Tenant shall not commit or suffer to be committed any waste of the Property or the Improvements, or any part thereof.

8.5           Alteration of Improvements.  Tenant shall have the right, without the consent of Landlord, to make any nonstructural alterations of, additions to, or changes in the Improvements (collectively “Alterations”) provided that such Alterations:

(a)           Do not change the uses for which the Improvements are allowed to be made by the provisions of Section 6.1;

(b)           Do not materially reduce the value of the Improvements;

(c)           Do not materially change the external architecture or external appearance of the Improvements;

(d)           Do not constitute changes costing more than Twenty-Five Thousand Dollars ($25,000), in the aggregate during any Lease Year.

Any Alteration which does not meet all of the conditions in Section 8.5(a), (b), (c) and (d) above shall require Landlord’s prior consent which as to the conditions in subsections (c) and (d) shall not be unreasonably withheld or delayed and as to the conditions in subsections (a) and (b) may be withheld by Landlord in Landlord’s sole discretion. In requesting such consent, Tenant shall submit to Landlord detailed plans and specifications of the proposed work and an explanation of the reasons thereof. If Landlord does not respond within thirty (30) days after Tenant’s request, Tenant’s request shall be deemed disapproved.

Notwithstanding the prohibition in this Section 8.5, Tenant may make such Alterations as are required by applicable Laws. Before commencing any Alterations requiring Landlord’s consent, Tenant shall submit plans and specifications to Landlord for Landlord’s approval, not to be unreasonably withheld. At least ten (10) days prior to undertaking construction of any Alterations, Tenant shall give written notice to Landlord setting forth the date work is to commence. Landlord shall have the right at all reasonable times to post and keep posted on the Property such notices of non responsibility as Landlord may deem necessary for the protection of Landlord and the Project from Mechanic’s Liens. All Alterations shall be installed at Tenant’s sole expense, in compliance with all applicable Laws, permit requirements and any covenants, conditions or restrictions of record, by a licensed contractor, shall be done in a good and workmanlike manner conforming in quality and design with the Improvements.

Tenant shall, prior to commencement of construction of any Alterations, deliver to Landlord evidence of financing for the Alterations to be made by Tenant. The foregoing provisions of this Section shall be applicable to construction, repairs or Alterations to the Property and the Improvements at all times during the Term.

ARTICLE 9

ASSIGNMENT, SUBLETTING, TRANSFER

9.1           In General.  Tenant shall not sell, convey, assign or transfer in any mode or form all or any part of Tenant’s interest in this Lease or in the Project or any part thereof, sublease all or any part of the Project, or permit all or any part of the Project to be used by any person or entity other than Tenant or Tenant’s employees, except as specifically provided in this Article 9. A sale, conveyance, assignment, transfer, sublease or allowed use shall hereafter collectively be referred to as a “Transfer,” and a Person to whom such Transfer is made shall hereafter be referred to as a “Transferee.”

9.2           Voluntary Transfer.

(a)           Notice to Landlord.  Tenant shall, by written notice, advise Landlord of Tenant’s desire on a stated date (which date shall not be less than thirty (30) days nor more than ninety (90) days after the date of Tenant’s notice) to Transfer any part of the Project or Lease for any part of the Term. Tenant’s notice shall state the name, legal composition and address of the proposed Transferee, and Tenant shall provide the following information to Landlord with said notice; a true and complete copy of the proposed assignment or transfer agreement or sublease; financial statement (audited to the extent available) of the proposed Transferee prepared in accordance with generally accepted accounting principles within one (1) year prior to the proposed effective date of the Transfer) a current financial statement of Tenant; a history of the experience of the Transferee in the operation of a project such as the Project; and such other pertinent information as may be requested by Landlord, all in sufficient detail to enable Landlord to evaluate the proposed Transfer and the prospective Transferee. Tenant’s notice shall not be deemed to have been served or given until such time as Tenant has provided Landlord with all information reasonably requested by Landlord pursuant to this Section 9.2(a) . Tenant shall immediately notify Landlord of any modification to the proposed terms of such Transfer.

(b)           Landlord’s Consent.  Subject to the conditions set forth in this Section 9.2(b), Landlord shall not unreasonably withhold its consent to the proposed Transfer on the terms and conditions specified in said notice. Without otherwise limiting the criteria upon which Landlord may withhold its consent to any proposed Transfer, it shall be deemed reasonable for Landlord to withhold its consent where (i) the net worth of the proposed Transferee (according to generally accepted accounting principles) is less than the greater of (1) the net worth of Tenant immediately prior to the Transfer (2) or the net worth of Tenant at the time this Lease is executed, or (ii) the Transferee does not have sufficient experience, in Landlord’s reasonable judgment, to operate the Project in accordance with the terms of this Lease.

Any Transfer without Landlord’s written consent shall be voidable at Landlord’s option, and shall constitute a default by Tenant. Landlord’s consent to any one Transfer shall not constitute a waiver of the provisions of this Article 9 as to any subsequent Transfer nor a consent to any subsequent Transfer. Except as expressly provided below, Landlord’s consent to a Transfer shall not release Tenant from Tenant’s obligations under this Lease, and Tenant shall remain jointly and severally liable with the Transferee. Notwithstanding the foregoing, Landlord shall release Tenant from any further liability accruing under the Lease from and after the date the assignment of the Lease to a Transferee if all of the following conditions are satisfied (“Release Conditions”):

(i)      Tenant demonstrates to Landlord’s reasonable satisfaction that the net worth of the Transferee is greater than or equal to the greater of (i) the net worth of Tenant at the time this Lease is executed (which net worth shall be deemed to be Two Million Five Hundred Thousand Dollars ($2,500,000.00) for purposes of these Release Conditions) or (ii) the net worth of Tenant immediately prior to the assignment;

(ii)     Tenant demonstrates to Landlord’s reasonable satisfaction that the Transferee has substantial experience in the development, management and operation of family amusement and recreation complexes similar to the Project. For purposes of determining whether the Transferee has such substantial experience, the Transferee shall have, at a minimum, either of the following: (1) experience in the development, construction and operation of family amusement and recreation complexes similar to those currently operated under the name “Camelot Park” as of the date of this Lease or (2) one or more principals of the Transferee shall have occupied a senior level management position in an entity operating or managing one or more family amusement and recreation complexes of the same type as currently operated under the name “Camelot Park” as of the date of this Lease;

(iii)    Tenant demonstrates to Landlord’s reasonable satisfaction that the Transferee has the financial capacity and ability to perform the obligations of the Tenant under the Lease.

(iv)    No default by Tenant then exists or would exist under this Lease as of the date of Landlord’s consent to such assignment; and

(v)     Landlord has consented to the assignment of the Lease to the Transferee and the Transferee has assumed all of the obligations of the Tenant under the Lease pursuant to Paragraph 9(c) hereof.

To illustrate the operation of the Release Conditions, an entity such as Tenant, which has (i) a net worth of at least Two Million Five Hundred Thousand Dollars ($2,500,000), (ii) partners and managers who have substantial experience in the development, construction, and operation of family amusement and recreation complexes, and (iii) a relationship with an entity which has shown the ability to raise Eighteen Million Dollars ($18,000,000) in cash equity for the construction, development, and management of other similar family amusement and recreation complexes would satisfy the Release Conditions.

If all of the Release Conditions are satisfied at the time Landlord consents to the assignment, then Landlord shall evidence its release of Tenant from any liability accruing under the Lease from and after the date of the assignment of the Lease by including such release provision in Landlord’s consent to the assignment. If any of the Release Conditions are not satisfied as of the date of Landlord’s consent to the assignment, then Tenant shall not be released from any liability under the Lease and shall remain jointly and severally liable with the Transferee. The acceptance of Rentals by Landlord from any person entity other than Tenant shall not be deemed a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer.

If Tenant disagrees with Landlord’s decision as to whether any Transferee has satisfied conditions (i), (ii), or (iii) of the Release Conditions, then Tenant may give notice contesting the reasonableness of Landlord’s disapproval. A contest of reasonableness shall be determined by arbitration under the jurisdiction of the American Arbitration Association in accordance with the Commercial Rules of such Association. If the reasonableness of Landlord’s disapproval is sustained by the arbitrators, then Tenant shall not be released from its obligations under the lease upon the transfer thereof to the Transferee. If the reasonableness of Landlord’s disapproval is not sustained, then Tenant shall be released from all obligations under the lease upon the effective date of the transfer to the Transferee.

(c)           Assumption of Obligations.  If Landlord consents to any Transfer, such consent shall be conditioned upon the Transferee expressly assuming and agreeing to be bound by each of Tenant’s covenants, agreements and obligations contained in this Lease, pursuant to a written assignment and assumption agreement in a form approved by Landlord. If Landlord consents to a proposed Transfer, such Transfer shall be valid and the Transferee shall have the right to take possession of the Project only if an executed original of the Transfer is delivered to Landlord, and such document contains the same terms and conditions as stated in

Tenant’s notice to Landlord given pursuant to Section 9.2(a) above, except for any such modifications to which Landlord has consented in writing.

(d)           Collection of Rent.  Tenant hereby irrevocably gives to and confers upon Landlord, as security for Tenant’s obligations under this Lease, the right, power and authority to collect all rents from any Transferee and Landlord, as assignee of Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; provided, however, that until the occurrence of any default by Tenant, Tenant shall have the right to collect such rent. Upon the occurrence of any default by Tenant, Landlord may at any time without notice in Landlord’s own name sue for or otherwise collect such rent, including rent past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorneys’ fees, toward Tenant’s obligations under this Lease. Landlord’s collection of such rents shall not constitute an acceptance by Landlord of attornment by such subtenants.

(e)           Intentionally Omitted.

(f)            Corporations and Partnerships.  So long as any of Gerald B. Johnson, Geoffrey C. Beaumont, William L. Rameson or Ronald Rameson hold a general partnership Interest in Tenant or individually or in combination hold a general partnership or majority interest in an entity that is the managing general partner or controls the general partner of Tenant, then any sale or transfer of partnership interests in Tenant, whether voluntary, involuntary, or by operation of law and whether occurring at one time or over a period of time, shall not be deemed a Transfer of this Lease requiring Landlord’s written consent. If none of Gerald B. Johnson, Geoffrey C. Beaumont, William L. Rameson or Ronald Rameson hold a general partnership interest in Tenant or individually or in combination hold a managing general partner or majority interest in an entity that is the managing general partner or controls the managing general partner of Tenant, then any sale or transfer of any general partnership interests in Tenant, whether voluntary, involuntary, or by operation of law and whether occurring at one time or over a period of time, or the dissolution of the partnership shall be deemed a Transfer of this Lease or the Project requiring the prior written consent of Landlord. Notwithstanding the foregoing, the Transfer by any of Gerald B. Johnson, Geoffrey C, Beaumont, William L. Rameson or Ronald Rameson of a general partnership interest in Tenant or a managing general partnership or majority interest in an entity that is the managing general partner or controls the managing general partner of Tenant to members of said individuals’ families for estate planning purposes shall not be deemed a Transfer requiring Landlord’s consent hereto. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, any sale or transfer (or cumulative sales or transfers) of fifty percent (50%) or more of the capital stock of Tenant, or any sale (or cumulative sales) of substantially all of the assets of Tenant shall be deemed a Transfer of this Lease or the Project requiring the prior consent of Landlord; provided, however, the sale or transfer of all or any of the capital stock of the corporation which comprises Tenant, the capital stock of which is at the time of Transfer publicly traded, shall not be deemed a Transfer of this Lease or the Project.

(g)           Reasonable Provisions.  Tenant expressly agrees that the provisions of this Article 9 are not unreasonable standards or conditions for purposes of section 1951.4(b) (2) of the California Civil Code, as amended from time to time, or for any other purpose.

(h)           Attorneys’ Fees and Administrative Costs.  Tenant shall pay, as Additional Rent, Landlord’s actual attorneys’ fees incurred in connection with reviewing, investigating, processing and/or documenting any requested Transfer, whether or not Landlord’s consent is granted.

9.3           Involuntary Transfer. No interest of Tenant in this Lease or the Project shall be transferable by operation of law, including, without limitation, the Transfer of this Lease by testacy or intestacy. Each of the following acts shall be considered an involuntary Transfer:

(a)           If Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or a proceeding under the Bankruptcy Act is instituted in which Tenant is the bankrupt; or, if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors;

(b)           Levy of a writ of attachment or execution on this Lease;

(c)           Appointment of a receiver with authority to take possession of the Project in any proceeding or action to which Tenant is a party; or

(d)           Foreclosure of any lien affecting Tenant’s interest in the Project.

An involuntary Transfer shall constitute a default by Tenant and if Landlord elects to terminate this Lease, this Lease shall not be treated as an asset of Tenant. If the Lease is not terminated, the provisions of Section 9.2(b) above, regarding rents paid by a Transferee, shall apply.

ARTICLE 10
MORTGAGES

10.1         Leasehold Mortgages.  Notwithstanding Article 9, commencing with the date that is six (6) months after the Rent Commencement Date, Tenant shall have the right to mortgage, pledge, deed in trust, assign rents, issues and profits and/or collaterally assign its interest in this Lease, or the leasehold estate created by any sublease, and to assign or pledge assignment of the sane as security for any debt (the holder of any such mortgage, pledge or other encumbrance, and the beneficiary of any such deed of trust or assignment being referred to in this Lease as a “Leasehold Mortgagee” and the mortgage, pledge, deed of trust, assignment or other instrument referred to in this Lease as a “Leasehold Mortgage”), upon and subject to each and all of the following terms and conditions:

(a)           Amount and Purpose.  Leasehold Mortgages shall be limited in purpose to (i) financing or refinancing of the Project Costs, and/or (ii) raising capital for construction and development of additional family amusement and recreation complexes operated under the name “Camelot Park” or any other name then used by the family amusement and recreation complexes currently operated under the name “Camelot Park.” “Project Costs” as used in this Lease shall mean the total costs necessary and appropriate to remodel the Improvements on the Property, to construct new Improvements or to rehabilitate or acquire and install new equipment and fixtures thereon. In no event shall Leasehold Mortgages be used to finance the initial construction of the Improvements on the Property or to finance the initial acquisition and installation of equipment and fixtures thereon.

(b)           Coverage.  A permitted Leasehold Mortgage shall, except as hereinafter provided, cover all of Tenant’s interest in the Lease, and the rents, issues and profits therefrom. A Leasehold Mortgage shall not cover more than Tenant’s interest in the Lease, the Property or the Improvements. Landlord shall have the right of prior approval of any Leasehold Mortgage covering less than Tenant’s entire interest in the Lease, the Property or the Improvements. Permitted Leasehold Mortgages shall be subordinate to the fee simple title of Landlord to the Property and to the terms and conditions of this Lease.

(c)           Non-Subordination of Landlord’s Interest.  In no event shall Landlord be required to subordinate any of Landlord’s right, title or interest in the Project to any Leasehold Mortgagee.

(d)           Insurance and Condemnation.  Permitted Leasehold Mortgages shall contain provisions permitting the disposition and application of the insurance proceeds and condemnation awards in the manner provided in this Lease.

(e)           Institutional Lenders.  Permitted Leasehold Mortgages are to be originated only by responsible bona fide Institutional Lenders reasonably satisfactory to Landlord. For the purposes hereof the term “Institutional Lender” shall consist of the following lending institutions having a net worth of One

Hundred Million Dollars ($100,000,000) or more: a commercial or savings bank; a trust company; an insurance company; a savings and loan association; a building and loan association; or a pension, retirement or welfare fund.

(f)            Rights Subject to Lease.  All rights acquired by said Leasehold Mortgagees under said Leasehold Mortgages shall be subject to all rights of Landlord under this Lease, and to each and all of the covenants, conditions and restrictions set forth in this Lease, which covenants, conditions and restrictions are not and shall not be waived by Landlord by reason of the giving of such Leasehold Mortgage. Notwithstanding any foreclosure of any such Leasehold Mortgage, Tenant shall remain liable for the payment of the Rentals reserved in this Lease and the performance of all of the terms, covenants and conditions of this Lease which by the terms hereof are to be carried out and performed by Tenant.

(g)           Landlord Approval.  Tenant shall not enter into any Leasehold Mortgage as permitted hereunder without the prior written approval of Landlord, which approval Landlord agrees not to unreasonably withhold. Landlord shall not be deemed unreasonable in withholding consent if such Leasehold Mortgage does not comply with each and every term and condition referred to in this Section 10.1. If Landlord fails to give such written approval within thirty (30) days after written request by Tenant, then, Landlord shall be deemed to have disapproved such Leasehold Mortgage.

(h)           Notice to Landlord.  No Leasehold Mortgage shall be binding upon Landlord in the enforcement of Landlord’s rights and remedies provided in this Lease, by law or in equity, unless and until a certified copy of the original Leasehold Mortgage, bearing the date and book and page or recordation thereof, and a copy of the original promissory note secured by such Leasehold Mortgage has been delivered to Landlord, together with written notice of the addressee to which notices shall be sent to Leasehold Mortgagee. If a Leasehold Mortgage is assigned, such assignment shall not be binding upon Landlord unless and until a certified copy thereof bearing the date and book and page of recordation, together with written notice of the address to which notices shall be sent to the assignee, have been delivered to Landlord. If Tenant encumbers its leasehold estate by way of a Leasehold Mortgage as permitted herein and the provisions of this subsection (h) immediately above are complied with, this Lease shall not be terminated or cancelled on account of any default by Tenant in the performance of the terns, covenants or conditions of this Lease until Landlord has complied with the provisions of Section 10.2.

10.2         Rights and Obligations of Leasehold Mortgagees.  If Tenant obtains a Leasehold Mortgage in accordance with Section 10.1, then, as long as any such Leasehold Mortgage remains unsatisfied of record, the following provisions shall apply:

(a)           Notice.  If any Leasehold Mortgagee registers with Landlord its name and address in writing and complies with Section 10.l (h), no notice of default by Landlord to Tenant shall be deemed to have been duly given unless and until a copy thereof has been personally delivered or mailed to the Leasehold Mortgagee by registered or certified mail at the address registered with Landlord.

(b)           Right to Cure.  If Tenant is in default hereunder, the Leasehold Mortgagee shall, within the period and otherwise as herein provided, have the right (but not the obligation) to remedy such default, or cause the same to be remedied, and Landlord shall accept such performance by or at the instigation of such Leasehold Mortgagee as if the same had been done by Tenant.

Tenant hereby constitutes and appoints the Leasehold Mortgagee Tenant’s agent and attorney in fact with full power, in Tenant’s name, place and stead, and at Tenant’s cost and expense, to enter upon the Property, and the Improvements and perform all acts required to be performed herein or in any sublease made hereunder by Tenant. No Leasehold Mortgagee shall have the right to take or perform any action hereunder, under its Leasehold Mortgage or otherwise which might result in any detriment to the rights of a prior Leasehold Mortgagee with respect to the same lease or leasehold premises.

(c)           Estoppel Certificate.  Within ten (10) days following Tenant’s written request therefor, Landlord shall execute and deliver to Tenant or to the Leasehold Mortgagee identified in Tenant’s notice, an estoppel certificate in the form attached hereto as Exhibit “B.”

(d)           Personal Property Lien Waiver.  Upon Tenant’s written request, Landlord shall execute and deliver to a lender extending financing to Tenant secured by Tenant’s trade fixtures and personal property a Personal Property Lien Waiver in the form attached hereto as Exhibit “C.”

ARTICLE 11
INDEMNIFICATION, INSURANCE, DAMAGE AND DESTRUCTION

11.1         Indemnification.  Tenant hereby agrees to protect, defend, indemnify and hold harmless Landlord and Landlord’s directors, officers, partners, employees, agents, successors and assigns from and against any and all claims, fines, judgments, penalties, damages, losses, liabilities, costs or expenses, including without limitation attorneys’ fees and legal costs, due to any cause including without limitation, bodily injury and property damage, which arises out of or is in any way attributable to the use or occupancy of the Project or any part thereof by Tenant or Tenant’s Agents, the acts or omissions of Tenant or Tenant’s Agents, or Tenant’s breach of this Lease, except to the extent caused by the willful misconduct or sole negligence of Landlord. This provision shall survive Lease Termination. Landlord shall not be liable for injury or damage which nay be sustained by the person, goods, wares, merchandise or property of Tenant, its employees, invitees or customers or any other person in or about the Project caused by or resulting from any cause whatsoever.

11.2         Required Insurance.  During the Term, Tenant at its sole cost and expense shall maintain or cause to be maintained:

(a)           “All risk” property insurance against loss or damage to the Improvements on the Property resulting from fire, windstorm, hail, lightning, vandalism, malicious mischief, and such other perils ordinarily included in extended coverage casualty insurance policies. If Tenant voluntarily carries insurance coverage for additional causes, such coverage shall be treated in all respects as the policy or policies required to be kept under this subsection (a), for so long as Tenant continues to voluntarily carry such coverage. All insurance hereunder shall be maintained in an amount not less than one hundred percent (100%) of the Full Insurable Value of the Improvements as defined in Section 11.3 (such value to include amounts spent for construction of the Improvements, architectural and engineering fees, and inspection and supervision);

(b)           Workmen’s compensation insurance and comprehensive general liability and property damage insurance in the minimum amount of Five Million Dollars ($5,000,000) per occurrence and Five Million Dollars ($5,000,000) in the aggregate combined single limit for both bodily injury and property damage which includes blanket contractual liability, broad form property damage, personal injury, and completed operations. The minimum limits specified above are the minimum amounts required by Landlord, and may be reasonably revised by Landlord from time to time to meet changed circumstances, including without limitation changes in the purchasing power of the dollar and changes consistent with the standards required by other landlords in the county in which the Project is located. All such insurance shall specifically insure Tenant’s performance of the indemnity, defense and hold harmless agreements contained in this Lease, although Tenant’s indemnity, defense and hold harmless obligations shall not be limited to the amount of any insurance required of or carried by Tenant under this Section 11.2(b) and Tenant is responsible for insuring that the amount of liability insurance carried by Tenant is sufficient for Tenant’s purposes.

(c)           “All Risk” insurance including, without limitation, coverage against sprinkler damage, vandalism and malicious mischief covering the Personal Property. Such insurance shall be in an amount of not less than the full insurable value of the property insured. The proceeds of such insurance, so long as this Lease remains in effect, shall be used to repair or replace the Personal Property so insured.

(d)           Course of construction insurance in the same amounts as required in Section 11.2(a) above for “all risk” property insurance, and covering all construction activities on the Project;

(e)           Business interruption insurance insuring against loss or damage by fire or vandalism and all hazards included in the present all risk extended coverage endorsement or under the provisions of such successor extended coverage endorsement as may be available in an amount sufficient to pay the Rentals for a period of at least one (1) year, as reasonably estimated by Landlord; and

(f)            Demolition and debris removal insurance.

11.3         Definition of “Full Insurable Value”.  The term “Full Insurable Value” as used in this Lease shall mean the actual replacement cost excluding the cost of excavation, foundation and footings below the ground level of the Improvements. To ascertain the amount of coverage required, Tenant shall cause the full insurable value to be determined from time to time by appraisal by the insurer or by any appraiser mutually acceptable to Landlord and Tenant, not more often than once each three (3) years; except that no such appraisals shall be required if the policy is written on a “replacement cost” basis.

11.4         General Insurance Provisions.  All insurance required to be carried by Tenant hereunder shall be in companies, on forms and with loss payable clauses satisfactory to Landlord. No such policy shall be cancellable except after thirty (30) days’ written notice to Landlord. All policies to be carried by Tenant under this Lease shall name Landlord and its agents and designated lenders as additional insureds. Such insurance shall be the primary insurance as respects Landlord and shall contain a cross liability endorsement. Such policies shall provide coverage on an occurrence basis and not on a claims made basis. In no event shall the limits of such policies be considered as limiting the liability of Tenant under this Lease.

Certificates of insurance shall be deposited with Landlord together with appropriate evidence of payment of the current premiums therefor; and, at least thirty (30) days prior to expiration of any such policy, certificates of renewal policies and evidence of payment shall be so deposited. The certificate of insurance applicable to course of construction insurance shall be deposited with Landlord together with appropriate evidence of payment of the current premium therefore, prior to commencement of construction of the Improvements or any Alterations upon the Property. There shall be no apportionment of premiums with respect to any insurance maintained pursuant to this Article 11 at Lease Termination.

Landlord and Tenant each hereby waives any and all rights of recovery against the other or against the officers, partners, employees and agents of such other party for loss of or damage to such waiving party or its property or the property of others under its control, arising from any cause to the extent insured against under any property damage insurance policy carried by such waiving party and to the extent such waiver is permitted under such insurance policy and does not prejudice coverage under such policy. Tenant shall obtain and furnish evidence to Landlord of the waiver by Tenant’s insurance carriers of any right of subrogation against Landlord.

11.5         Failure to Maintain Insurance.  If Tenant fails or refuses to procure or maintain insurance as required by this Lease, Landlord shall have the right, but not the obligation, to procure and maintain the insurance described in Section 11.2 for the benefit of Tenant and Landlord. The premiums paid by Landlord shall be treated as Additional Rent due from Tenant, to be paid immediately upon demand.

11.6         Disposition of Insurance Proceeds Resulting from Loss or Damage to Improvements.  Except as expressly provided in this Article 11, all proceeds of insurance with respect to loss or damage to the Improvements to be maintained and repaired by Tenant during the Terra shall be payable, under the provisions of the policy of insurance, jointly to Tenant and Landlord, and except as provided below, said proceeds shall constitute a trust fund to be used for the restoration of the Improvements in accordance with the provisions of Section 11.7.

11.7         Damage or Destruction.

(a)           Notice.  Tenant agrees to give notice to Landlord of any damage that may occur on the Property or the Improvements where the costs of restoration are estimated to exceed Twenty-five Thousand Dollars ($25,000). Such notice shall be given within five (5) days after such damage.

(b)           Duty to Restore.  If the Improvements shall be damaged or destroyed by any casualty for which Tenant is required to maintain insurance hereunder, then Tenant shall, at Tenant’s sole cost and expense, make full repair of said damage and shall restore the Improvements to the condition which existed prior to said damage with such alterations or changes thereto as are required by then current building codes or are approved by Landlord provided that Landlord shall not unreasonably withhold such approval. If Landlord’s approval is so required, Tenant shall submit plans and specifications related thereto for Landlord’s reasonable approval. Tenant agrees to promptly commence and prosecute to completion the settlement of insurance proceeds with respect to any event of damage or destruction of the Improvements. If the Improvements are damaged or destroyed by a casualty for which Tenant is not required to maintain insurance hereunder, then Tenant shall have the right, but not the obligation, at Tenant’s sole cost and expense, to repair said damage and restore the Improvements to the condition that existed prior to such damage. If Tenant elects to repair the damage and restore the Improvements, such repair and restoration shall be made in accordance with all of the terms of this Section 11.7.

(c)           Time for Restoration.  Tenant agrees that the restoration of the Improvements following an insured casualty shall be commenced by Tenant within fifteen (15) days after settlement of insurance proceeds, but in any event within one hundred eighty (180) days after the event causing such damage or destruction. If Tenant has not settled the insurance proceeds with its insurer by the date that is one hundred eighty (180) days after the date of the damage or destruction, Tenant shall initiate legal action against its insurer to obtain such proceeds within said one hundred eighty (180) day period. The required restoration shall be completed with due diligence and within a reasonable time thereafter. If Tenant elects to repair and restore the Improvements after damage resulting from an uninsured casualty, restoration shall commence not later than ninety (90) days following the damage or destruction and shall be completed with due diligence and within a reasonable time thereafter. There shall be no abatement of Rentals in the event of any damage or destruction to the Property or the Improvements located thereon.

(d)           Duty to Make Safe and Clear Property.  Tenant agrees that, notwithstanding any other provision of this Lease, upon any event of damage or destruction to the Improvements, Tenant shall at its sole cost and expense (whether or not insurance proceeds are available therefore, but subject to reimbursement from insurance proceeds if and when available) immediately take such actions and undertake and complete such work as is necessary to assure the safe condition of the Property and the damaged Improvements and protect the Property and remaining portions of the Improvements, and any adjoining structures or properties from damage pending the ultimate disposition of the Improvements.

11.8         Net Insurance Proceeds Defined.  As used in this Lease, the term “Net Insurance Proceeds” means the gross insurance proceeds paid by an insurer to Tenant for loss or damage to the Improvements, less any and all reasonable costs and expenses of collecting, recovering, holding and disbursing the same. Tenant agrees to promptly commence and thereafter diligently prosecute to completion the settlement of insurance proceeds with respect to any event of damage to or destruction of the Improvements. In any event, Tenant agrees to furnish Landlord with a reasonable estimate of the amount of the prospective insurance recovery as soon as such information is available to Tenant, and from time to time to furnish updated estimates thereof to Landlord. Any settlement of insurance proceeds by Tenant shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld.

11.9         Continuing Obligation to Pay Rentals.  Except as otherwise expressly provided in this Section 11.9, Tenant’s obligation to make payments of Base Rent, Rentals and all other obligations hereunder and to perform all of its covenants and conditions shall not be affected by such damage or destruction resulting from any cause whatsoever, regardless of whether or not insurance proceeds are available to repair and restore such damage and destruction, and Tenant hereby waives the provisions of any statute or law now or hereafter in effect contrary to such obligations of Tenant as herein set forth, or which relieves Tenant therefrom. Without limiting the generality of the foregoing,

Tenant hereby waives the provisions of sections 1932, 1933(4), and 1942 of the California Civil Code. Notwithstanding the foregoing, in the event of the occurrence of material damage and destruction to the Improvements during the last three (3) years of the Term of this Lease, then either Landlord or Tenant shall have the right to terminate this Lease by giving written notice of such termination to the other party within thirty (30) days after the date of such damage or destruction. If either party terminates this Lease, any Net Insurance Proceeds payable to Tenant as a result of such damage or destruction shall be paid to Landlord for application to the Rentals that would have accrued for the remainder of the Term of the Lease.

ARTICLE 12
EMINENT DOMAIN

12.1         In General.  As used in this Lease, the term “Taking” shall mean a taking or damaging, including severance damage, by eminent domain, inverse condemnation, or for any public or quasi-public use under any statute. The Taking may occur pursuant to the recording of a final order in condemnation or by voluntary sale or conveyance in lieu of condemnation. The Taking shall be considered to have occurred as of the date upon which title to the portion of the Project taken passes to and vests in the condemnor or the effective date of any order for possession, whichever is earlier (the “Date of Taking”). If there is a Taking of all or any portion of the Property or the Improvements, then, as between Landlord and Tenant, the interests of Landlord and Tenant in the award and the effect of the Taking upon this Lease shall be as set forth in this Article 12.

12.2         Partial Taking.  Upon a Taking of only a part of the Project thereon which does not qualify as a Substantial Taking pursuant to Section 12.3 below (a “Partial Taking”), this Lease shall (i) terminate and end as to the portion of the Project so taken, as of the Date of Taking, (ii) continue in full force and effect as to the portion of the Project not so taken and (iii) be modified such that from and after such date the Base Rent required by this Lease to be paid by Tenant to Landlord shall be reduced in the proportion which the value of the part of the Project so taken bears to the total value of Tenant’s interest in the Project. Upon such partial termination, all Rentals and other sums paid or payable under this Lease for the portion taken shall be prorated and paid up to the Date of Taking. Any amount due to Tenant shall be credited against Base Rent next coming due.

12.3         Substantial Taking.  Notwithstanding anything to the contrary contained in Section 12.2, upon any Taking of a portion of the Project which (i) renders the operation of the Project remaining uneconomical and affects the use of more than twenty percent (20%) of the Improvements (a “Substantial Taking”), Tenant shall have the right to terminate this Lease upon notice to Landlord given within sixty (60) days after the Date of Taking and such termination shall become effective as of the date of such notice. Upon termination of this Lease pursuant to this Section 12.3, all Rentals shall be prorated to the Date of Taking. Within thirty (30) days following the date of termination, any amounts due Tenant shall be refunded to Tenant and any amounts due Landlord shall be paid to Landlord.

12.4         Total Taking.  Upon a Taking of the entire Project (“Total Taking”), this Lease and all of the right, title and interest thereunder shall cease on the Date of Taking. Upon termination of this Lease pursuant to this Section 12.4, all Rentals shall be prorated to the Date of Taking. Within thirty (30) days following the date of termination, any amounts due Tenant shall be refunded to Tenant and any amounts due Landlord shall be paid to Landlord.

12.5         Restoration on a Partial Taking.  Promptly after a Partial Taking, Tenant shall, in the manner specified in provisions of this Lease relating to maintenance, repairs and alterations, restore the Improvements so as to place them in a condition suitable for the uses and purposes for which the Property is leased subject to the provisions of this Article 12.

12.6         Disposition of Award.  In the event of a Total Taking or if the Lease is terminated as a result of a Substantial Taking, the award of compensation attributable to the Project shall be allocated as follows: If the Total Taking or Substantial Taking occurs during the Option Term, the award shall first be paid to Landlord in an amount equal to the Option Purchase Price for the Property that Tenant would pay if Tenant exercised the Option on the same date as the date the Taking occurs. The balance of the award shall be paid to Tenant as compensation for the value of the Improvements and any severance damages thereto and the value of Tenant’s leasehold interest. If the Total Taking or Substantial Taking occurs after the expiration of the Option Term, then the award shall first be paid to Landlord in an amount equal to the value of Landlord’s fee interest in the Property, but in no event less than an amount equal to the Option purchase Price for the last year of the Option Term, increased by four percent (4%) per annum for each year after the expiration of the Option Term until and including the year in which the Taking occurs. The balance of the award shall be paid to Tenant as compensation for the value of the Improvements, any severance damages thereto and the value of Tenant’s leasehold interest. Tenant shall have the right to apply for a separate award for Tenant’s goodwill and impairment of operation. In the event of a Partial Taking where the Lease remains in effect and Tenant is obligated to restore or repair the Improvements, then Tenant shall use that portion of the award attributable to the Improvements to restore the Improvements as provided in Section 12.5 above in accordance with plans and specifications approved in writing by Landlord which approval shall not be unreasonably withheld or delayed. In the event of a Partial Taking, the amount of the award attributable to the Improvements shall not include any portion of the award attributable to the unexpired Term as to the portion or all of the Property so taken, which amount shall be payable to Landlord. To the extent that said award for the Improvements exceeds the Cost of such restoration, repair or rebuilding, then such award shall belong to Tenant.

12.7         Temporary Taking.  Upon a Taking of all or any part of the Project for a specified term, which term is specified at the date of Taking and does not exceed one (1) year, the Term shall not be reduced or affected in any way and Tenant shall continue to pay and be liable for all Rentals for which it is obligated under this Lease. Such a Taking shall hereafter be referred to as a “Temporary Taking.” A Temporary Taking does not include a Taking which is to last for an indefinite period and/or which will terminate only upon the happening of a specified event unless it can be determined at the time of the Taking when such event will occur. A Taking for an indefinite term or for a term of more than one (1) year shall be treated as a Total Taking, Substantial Taking or Partial Taking, as applicable, in accordance with this Lease. Subject to the other provisions of this Section 12.7, upon a Temporary Taking Tenant shall be entitled to any award or payment for the temporary use of the Project attributable to the period prior to the date of Lease Termination, and Landlord shall be entitled to any award or payment for such use attributable to the period after Lease Termination. If any lump sun prepayment is made to Tenant in an amount equal to or greater than Twenty-five Thousand Dollars ($25,000) for the temporary use of the Property and/or the Improvements for a period of time Subsequent to the making of said payment Lessee shall deposit said sum with Landlord, to be held in an interest bearing account to be released to Tenant in equal monthly increments over the period for which such payment is made, provided that Tenant has paid in full the Base Rent and all other Rentals due under this Lease. If possession of the Property and/or the Improvements taken shall revert to Tenant prior to Lease Termination, Tenant shall promptly following the date such Temporary Taking ends restore the Property and the Improvements. If possession of the Property and the Improvements taken shall not revert to Tenant prior to Lease Termination, and Landlord elects not to require Tenant to remove the Improvements pursuant to Section 8.2, any sums deposited pursuant to this Section 12.7 shall be paid over to Landlord on the date this Lease terminates and Tenant shall be excused from its obligation to restore the Property and/or the Project Improvements. If possession of the Property and the Improvements taken shall not revert to Tenant prior to Lease Termination, and Landlord elects to require Tenant to remove the Improvements pursuant to section 8.2, then any sums held by Landlord pursuant to this section 12.7 at Lease Termination shall be paid over to Landlord, and promptly after the Taking terminates, Tenant shall at Tenant’s sole cost, remove the Improvements as required by Section 8.2. Any award or payment for the temporary Taking which is made on or after Lease Termination shall be paid to and retained by Landlord.

12.8         Notice of Taking.  Upon a Taking of all or any portion of the Project, or the commencement of a proceeding or negotiations which might result in such Taking, the party having notice of such

Taking or of the commencement of any such proceeding or negotiations, shall promptly give written notice thereof to the other party. Landlord and Tenant shall each have the right to represent its respective interest in each proceeding or negotiation with respect to a Taking or intended Taking and to make full proof of the claims that it has pursuant to, and as may be limited by, the terms of this Lease relating to the allocation of award proceeds. No agreement, settlement, sale, or transfer to or with the condemning authority shall be made without the consent of Landlord and Tenant except that the consent of Tenant shall not be required if at the tine there exists a default hereunder by Tenant. Landlord and Tenant each agrees to execute and deliver to the other, and Tenant agrees to cause all Project subtenants to execute and deliver to Landlord, any instruments which may be required to effectuate or facilitate the provisions of this Lease relating to a Taking.

12.9         Waiver of C.C.P. Section 1265.130.  Each party waives the provisions of the Code of Civil Procedure section 1265.130, which allows either party to petition the Superior Court to terminate this Lease in the event of a Taking of the Project.

ARTICLE 13
DEFAULTS

13.1         Tenant Defaults.  The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:

(a)           The abandonment of the Property by Tenant.

(b)           The failure by Tenant to make any payment of Base Rent or other Rentals as and when due.

(c)           Tenant’s failure to commence or complete construction of the Improvements or obtain the first permit for the Improvements within the time and as required by Article 5 above.

(d)           The failure by Tenant to timely observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Section 13.1(a), (b) or (c) above.

(e)           (i)            The making by Tenant of any general assignment for the benefit of creditors; (ii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Property or of Tenant’s interest in this Lease, or (iii) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Property or of Tenant’s interest in this Lease.

13.2         Remedies.  Upon a default by Tenant, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law, in equity or otherwise provided in this

Lease, to which Landlord may resort cumulatively or in the alternative:

(a)           Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Rentals when due. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Property or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession.

(b)           Landlord may terminate this Lease and Tenant’s right to possession of the Property at any time if (i) such default is in the payment of Rentals and it is not cured within five (5) days after written notice from Landlord, or, (ii) with respect to the defaults referred to in Section 13.1(d), such default is not cured within thirty (30) days after written notice from Landlord; provided, however, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure, if Tenant does not commence to cure the default within the thirty (30) day period or does not diligently and in good faith prosecute the cure to completion within a reasonable time thereafter, or, (iii) with respect to the defaults referred to in Sections 13.1(a), (c) or (e), such default is not cured within thirty (30) days after written notice from Landlord. The parties agree that any notice given by Landlord to Tenant pursuant to this Section 13.2(b) shall be sufficient notice for purposes of California Code of Civil Procedure section 1161 and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding. On termination, Landlord has the right to remove all Tenant’s personal property, signs and trade fixtures and store same at Tenant’s cost and to recover from Tenant as damages:

(1)           The worth at the time of award of unpaid Rentals and other sums due and payable which had been earned at the time of termination; plus

(2)           The worth at the time of award of the amount by which the unpaid Rentals and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of such Rental loss that Tenant proves could have been reasonably avoided; plus

(3)           The worth at the time of award of the amount by which the unpaid Rentals and other sums due and payable for the balance of the Tern after the time of award exceeds the amount of such Rental loss that Tenant proves could be reasonably avoided; plus

(4)           Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (a) in retaking possession of the Property; (b) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Property or any portion thereof, including such acts for reletting to a new tenant or tenants; (c) for leasing commissions; or (d) for any other costs necessary or appropriate to relet the Property; plus

(5)           such other amounts in addition to or in lieu of the foregoing as may be permitted from time-to-time by the laws of the state of California.

The “worth at the time of award” of the amounts referred to in Section 13.2(b)(l) and (2) is computed by allowing interest at the Stipulated Rate. The “worth at the time of award” of the amount referred to in Section 13.2(b)(3) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(c)           Tenant hereby waives any right of redemption or relief from forfeiture under California Code of Civil Procedure sections 1174 or 1179, or under any other present or future similar law, if Tenant is evicted or Landlord takes possession of the Property by reason of any default by Tenant hereunder.

(d)           No delay or omission of Landlord to exercise any right or remedy shall be construed as a waiver of any such right or remedy or of any default by Tenant hereunder.

(e)           If Tenant fails to make any payment or perform any other act on its part to be made or performed under this Lease, Landlord may, but shall not be obligated to and without waiving or releasing Tenant from any obligation of Tenant under this Lease, make such payment or perform such other act to the extent Landlord may deem desirable, and in connection therewith, pay expenses and employ counsel. All sums so paid by Landlord and all penalties, interest and costs in connection therewith shall be due and payable by Tenant immediately on demand, together with interest at the Stipulated Rate from the date of payment by Landlord to the date of payment by Tenant to Landlord, plus collection costs and attorneys' fees.

13.3         Default by Landlord.  Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within thirty (30) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty-day period and thereafter diligently prosecute the same to completion. Notwithstanding any other provision of this Lease, in no event shall Landlord be liable to Tenant for consequential damages, or loss of or interference with Tenant’s business, including without limitation lost profits.

13.4         Expenses of Prevailing Party.  If either party incurs any expense, including reasonable attorneys’ fees, in connection with any action or proceeding instituted by either party arising out of this Lease, the party prevailing in such action or proceeding shall be entitled to recover its reasonable expenses including attorneys’ fees from the other party.

13.5         Limitation of Liability.  In the event that Tenant obtains a judgment against Landlord resulting from any default or other claim arising under this Lease, such judgment may only be satisfied from the rents, issues and profits or other income actually received on account of Landlord’s right, title and interest in and to the Property and no other real, personal or mixed property of Landlord (or any partners, directors, officers, shareholders or employees of Landlord, if any), wherever situated, shall be subject to levy to satisfy such judgment.

ARTICLE 14
HAZARDOUS MATERIALS

14. 1        Prohibition on Use.  Except as otherwise expressly provided in this Article 14, Tenant shall not use, generate, manufacture, produce, store, release, discharge, or dispose of, on, under or about the Property or any part of the Project, or transport to or from the Property or any part of the Project, any Hazardous Materials or allow Tenant’s Agents to do so. The term “Hazardous Materials” shall mean any chemical, substance or material which has been or is hereafter determined by any federal, state, local or other governmental authority to be capable of posing risk of injury to health or safety, including without limitation:

(a)           Those substances included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances,” or “solid waste” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), 42 U.S.C. section 9601 et seq., the Resource conservation and Recovery Act of 1976, as amended (“RCRA”), 42 U.S.C. section 6901 et seq., and the Hazardous Materials Transportation Act, 49 U.S.C. sections 1801, et seq., and in the regulations promulgated pursuant to said laws;

(b)           Those substances defined as “hazardous wastes” in section 25117 of the California Health & Safety Code, or as “hazardous substances” in section 25316 of the California Health & Safety Code, and in the regulations promulgated pursuant to said laws;

(c)           Those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or designated by the Environmental Protection Agency (or any successor agency) as hazardous substances (see, e.g., 40 CFR Part 302 and amendments thereto);

(d)           Such other substances, materials and wastes which are or become regulated under applicable local, state or federal law, or the United States government, or which are or become classified as hazardous or toxic under federal, state, or local laws or regulations, including without limitation, California Health & Safety Code, Division 20, and Title 26 of the California Code of Regulations; and

(e)           Any material, waste or substance which is (i) petroleum, (ii) asbestos, (iii) polychlorinated biphenyls, (iv) designated as a “hazardous substance” pursuant to section 311 of the Clean Water Act of 1977, 33 U.S.C. sections 1251, et seq. (33 U.S.C. § 1321) or listed pursuant to section 307 of the Clean Water Act of 1977 (33 U.S.C. § 1317); (v) flammable explosives, or (vi) radioactive materials.

Notwithstanding the foregoing, Tenant may use and store common office and household products, pesticides, and paints that contain small quantities of Hazardous Materials in connection with the operation, maintenance, and repair of the Project, provided that all such products are used and disposed in accordance with all applicable laws, statutes, codes, regulations, and ordinances. In addition, Tenant may use and store on the Property gasoline as fuel for the internal combustion engines used to operate Tenant’s machinery and construct an above-ground storage tank for the storage of such gasoline. Tenant shall obtain all necessary permits and approvals from all applicable governmental authorities for the construction and maintenance of such above-ground storage tank and shall promptly comply with any law, ordinance or regulation of any applicable governmental authority requiring modifications to the Property or improvements thereon that are intended to protect the Premises and the environment against the release of gasoline or other Hazardous Materials used by Tenant. Tenant shall provide Landlord, upon Landlord’s written request, which request shall not be made more than once per calendar year, with a list of Hazardous Materials used, kept or stored by Tenant on the Property, other than common office and household products, pesticides, and paint, including any changes from the previous list of Hazardous Materials prepared by Tenant.

Tenant shall protect, defend, indemnify and hold harmless Landlord and Landlord’s directors, officers, partners, employees, agents, successors and assigns from and against any and all claims, fines, judgments, penalties, losses, damages, costs, expenses or liabilities (including attorneys’ fees and costs) directly or indirectly arising out of or attributable to the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, transportation to or from, or presence of a

Hazardous Material (collectively, a “Release”) on, under or about the Property or any part of the Project or areas in the vicinity of the Project by Tenant or Tenant’s Agents, including, without limitation, (a) all foreseeable consequential damages, including without limitation, loss of rental income and diminution in property value; and (b) the costs of any investigation, monitoring, removal, restoration, abatement, repair, cleanup, detoxification or other ameliorative work of any kind or nature and the preparation and implementation of any closure, remedial or other required plans. For purposes of this Article 14, the acts or omissions of Tenant or Tenant’s Agents (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Tenant.

14.2         Landlord’s Statement.  To Landlord’s actual knowledge, without inquiry or investigation and based solely upon that certain Phase I Environmental Site Assessment dated October 1992 prepared by Professional Service Industries, Inc., Project No. H-582-24035, a copy of which Landlord has delivered to Tenant, no Hazardous Materials have been released or discharged in, on, under or from the Premises in violation of laws, statutes, ordinances, rules and regulations governing Hazardous Materials.

ARTICLE 15
OPTION TO PURCHASE

15.1         Grant of Option.  Landlord hereby grants to Tenant the right to purchase the Property at the price and upon the terms and conditions set forth hereinbelow (the “Option”). Nothing herein shall prevent Landlord from selling, transferring, or assigning its interest in the Property and/or this Lease and, in the event of such sale, transfer or assignment, the purchaser, transferee or assignee shall acquire its interest in the Property subject to the terms of the Option:

15.2         Term and Exercise of Option.

(a)           Term.  The tern of the Option (“Option Term”) shall be for the period commencing on the Term Commencement Date and ending at 5:00 p.m. on the date that is the tenth (10th) anniversary of the Term Commencement Date.

(b)           Termination.  If (i) Tenant fails to exercise the Option prior to the expiration of the Option Term in strict compliance with the terms and conditions of this Article, (ii) Tenant fails to tender the sum of Fifty Thousand Dollars ($50,000) (as required in Section 15.3(b) below) to Escrow Holder concurrently with delivery of the Exercise Notice (as defined in Section 15.3(a) hereof) to Landlord, (iii) the Lease terminates during the Option Term for any reason whatsoever, or (iv) Tenant timely exercises the Option prior to the expiration of the Option Term but fails to close escrow for the purchase of the Property not later than thirty (30) days after exercise of the Option for any reason other than a default by Landlord under this Article, then the Option shall automatically terminate, and Tenant shall have no further rights under this Article. Upon termination of the Option and Tenant’s rights hereunder, Tenant shall, upon written request by Landlord, execute, acknowledge and deliver to Landlord a release of option, quitclaim deed or such other document as may be reasonably required by Landlord to verify the termination of Tenant’s rights under this Article.

15.3         Exercise of Option.

(a)           Exercise Notice.  Tenant shall exercise the Option, if at all, prior to the expiration of the Option Term by delivering written notice of exercise to Landlord prior to the expiration of the option Tern (“Exercise Notice”).

(b)           Deposit.  Concurrently with the delivery of the Exercise Notice to Landlord, Tenant shall deliver a non-refundable deposit of cash in the amount of Fifty Thousand Dollars ($50,000) (“Purchase Deposit”) to First American Title Guaranty Company (“Escrow Holder”) at its office in Livermore, California, as a deposit against the purchase price. Immediately after Tenant’s delivery of the Exercise Notice to Landlord and delivery of the Purchase Deposit to Escrow Holder, Landlord and Tenant shall execute and deliver to Escrow Holder escrow Instructions for the disposition of the Deposit in accordance with the terms of this Article 15. The Purchase Deposit shall be credited against the purchase price at the close of escrow. Notwithstanding the foregoing, Tenant shall have no right to exercise the Option at any time while Tenant is in default under the Lease. In no event shall any Rentals or other amounts paid by Tenant under this Lease (other than the Purchase Deposit) be applied against the purchase price of the Property.

15.4         Terms of Purchase.  If Tenant timely exercises the Option in accordance with the terms and conditions of this Article, the Property shall be purchased by Tenant on all of the terms and conditions set forth below:

(a)           The purchase price for the Property. (“Option Purchase Price”), determined as of the date of Close of Escrow, shall be as follows:

Year of Option Term In Which Closing Occurs	Option Purchase Price
1	$1,800,000.00	1995
2	$1,872,000.00	1996
3	$1,946,880.00	1997
4	$2,024,755.00	1998
5	$2,105,745.00	1999
6	$2,189,975.00	2000
7	$2,277,574.00	2001
8	$2,368,677.00	2002
9	$2,463,424.00	2003
10	$2,561,961.00	2004

The Option Purchase Price shall be paid in cash at the close of escrow.

(b)           Escrow shall close not later than ninety (90) days after exercise of the Option.

(c)           The deposit to be made by Tenant for the purchase of the Property shall be in the amount and made at the time described in Section 15.3(b) above.

(d)           The Property shall be purchased by Tenant “As Is”, without representation or warranty of any kind, express or implied. Landlord shall not be liable to Tenant as a result of the presence of any Hazardous Materials in, on or about the Property. Tenant acknowledges that it has already performed all investigations it desires to perform with respect to the Property and that it is satisfied as to all matters relating to the Property.

(e)           The Property shall be transferred to Tenant subject to all exceptions to title shown in that certain Preliminary Title Report dated as of September 26, 1994, Order No. 651401 issued by Escrow Holder, the Parcel Map creating a separate legal parcel for the Property, the lien for real property taxes not yet due and payable, any other exceptions to title which may be placed on the Property through no fault or agreement of Landlord (except judgment or tax liens that nay be imposed against Landlord or its partners), any title exceptions mutually agreed to by Landlord and Tenant during the Term, and all other matters affecting title which are created by or were suffered by Tenant during the Term.

(f)            Purchase and sale of the Property shall take place through an escrow established with Escrow Holder. On or before the close of escrow, Seller shall execute and deliver into escrow a grant deed for the Property.

(g)           The purchaser shall be Tenant; provided, however, that Tenant may transfer the Option concurrently within an assignment of the Lease provided that Landlord consents to the assignment in accordance with Article 9 of this Lease.

(h)    Landlord shall pay documentary transfer taxes, the CLTA portion of the premium for Tenant’s title insurance, and one-half (1/2) of the escrow fee. Tenant shall pay the ALTA portion of the premium for Tenant’s title insurance, the cost of any survey Tenant elects to obtain in connection with its title insurance, and one-half (1/2) of the escrow fee. The remaining costs of closing shall be allocated between Landlord and Tenant in accordance with the custom in Alameda County, California.

15.5         Liquidated Damages.  TENANT ACKNOWLEDGES THAT IF IT DEFAULTS IN ITS PERFORMANCE HEREUNDER AFTER DELIVERY OF THE

EXERCISE NOTICE AND PRIOR TO THE CLOSE OF ESCROW, WHICH SHALL INCLUDE WITHOUT LIMITATION TENANT’S FAILURE TO CLOSE ESCROW WITHIN NINETY (90) DAYS AFTER EXERCISE OF THE OPTION, LANDLORD SHALL BE ENTITLED TO COMPENSATION FOR THE DETRIMENT RESULTING FROM THE REMOVAL OF THE PROPERTY FROM THE MARKET. THE PARTIES HERETO AGREE THAT THE DAMAGES THAT LANDLORD SHALL SUSTAIN AS A RESULT OF SUCH BREACH WILL BE EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN. THEREFORE, THE PARTIES AGREE THAT IF, AFTER DELIVERY OF THE EXERCISE NOTICE, TENANT FAILS TO PURCHASE THE PROPERTY AS A RESULT OF A BREACH IN ITS OBLIGATIONS HEREUNDER, ESCROW HOLDER SHALL BE AUTHORIZED TO PAY THE PURCHASE DEPOSIT TO LANDLORD, AND LANDLORD SHALL BE ENTITLED TO RETAIN THE SUM OF THE PURCHASE DEPOSIT, AND SAID SUM SHALL BE PAID AND RECEIVED AS LIQUIDATED DAMAGES AND NOT AS A PENALTY. EXCEPT WITH RESPECT TO TENANT’S BREACH OF ANY INDEMNITY OBLIGATION OR ANY OTHER OBLIGATION OF TENANT HEREUNDER (OTHER THAN THE COVENANT TO PURCHASE THE PROPERTY) WHICH SURVIVES THE CLOSE OF ESCROW (WHICH BREACH SHALL ENTITLE LANDLORD TO SEEK ANY AND ALL REMEDIES AVAILABLE AT LAW AND IN EQUITY AND FOR WHICH BREACH THIS SECTION 15.5 SHALL NOT APPLY), BOTH PARTIES ACKNOWLEDGE AND AGREE THAT SAID AMOUNT IS PRESENTLY A REASONABLE ESTIMATE OF LANDLORD’S DAMAGES IN THE EVENT OF TENANT’S BREACH OF ITS OBLIGATION TO PURCHASE THE PROPERTY AFTER DELIVERY OF THE EXERCISE NOTICE CONSIDERING ALL OF THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, INCLUDING THE RELATIONSHIP OF THE SUM TO THE RANGE OF HARM TO LANDLORD THAT REASONABLY COULD BE ANTICIPATED AND THE ANTICIPATION THAT PROOF OF ACTUAL DAMAGES WOULD BE IMPRACTICAL OR EXTREMELY DIFFICULT. BY INITIALING THIS PARAGRAPH BELOW, THE PARTIES HERETO SIGNIFY THEIR APPROVAL AND CONSENT TO THE TERMS OF THIS PARAGRAPH.

/s/ TR	/s/ GB
Landlord’s Initials	Tenant’s Initials

ARTICLE 16
GENERAL PROVISIONS

16.1         Notices, Demands and Communications between the Parties.  Formal notices, demands and communications between Landlord and Tenant shall be in writing and shall be deemed sufficiently given if dispatched by personal delivery, air-courier messenger service, or registered or certified mail, postage prepaid, return receipt requested, to the parties at the addresses set forth below and shall be deemed delivered (i) if personally delivered or sent by air-courier messenger service on the date of delivery, or (ii) if sent by mail on the second business day after deposit into the united States mail. Such written notices, demands and communications may be sent in the same manner to other addresses as either party may from time to time designate by mail as provided in this Section.

Landlord:               Livermore Airway Business Park
3375 Scott Blvd., Suite 30B
Santa Clara, CA 95054
Attn: Terrence J. Rose

Tenant:	Camelot Park
3405 Michelson Drive
Irvine, CA 92715
Attn: Mr. Gerald B. Johnson

16.2         Time of Essence.  Time is of the essence with respect to the performance of each of the covenants and agreements contained in this Lease.

16.3         Transfer by Landlord; Release From Liability.  If Landlord sells or transfers the Property or any part thereof, and as a part of such transaction assigns its interest as Landlord in and to this Lease, then from and after the effective date of such sale, assignment or transfer, Landlord shall have no further liability under this Lease to Tenant except as to matters of liability which shall have accrued and are unsatisfied as of the date of such transfer, it being intended that the covenants and obligations contained in this Lease on the part of Landlord shall be binding upon Landlord and its successors and assigns only during and in respect of their respective periods of ownership of the fee. Any funds held by Landlord at the time of such transfer in which Tenant has an interest, less any deductions permitted by law or this Lease, shall be transferred to the assignee. Tenant shall, immediately upon written request from Landlord or any such assignee, execute and deliver to such assignee an instrument in proper form by which Tenant attorns to said assignee.

16.4         Subordination.  This Lease, at Landlord’s option, shall be subject and subordinate to the lien of any mortgages or deeds of trust (including all advances thereunder, renewals, replacements, modifications, supplements, consolidations, and extensions thereof) in any amount or amounts whatsoever now or hereafter placed on or against or affecting the Project or any part thereof, or Landlord’s interest or estate therein. Tenant covenants and agrees to execute and deliver within ten (10) days following Landlord’s request and without charge therefor, such further instruments evidencing the subordination of this Lease to the lien of any such mortgages or deeds of trusts as may be required by Landlord or a lender making a loan affecting the Property for Landlord’s benefit; provided that with respect to a mortgage or deed of trust which is hereafter placed on or against or affecting the Project or any part thereof by Landlord, or Landlord’s interest or estate therein, such mortgagee or beneficiary under such mortgage or deed of trust agrees in writing to recognize Tenant’s Option and the right to purchase the Property at the applicable Option Purchase Price and that this Lease shall not be terminated in the event of any foreclosure if Tenant is not in default under this Lease. Failure of Tenant to execute such instruments evidencing subordination of this Lease shall constitute a default by Tenant hereunder. If any mortgagee or beneficiary of Landlord shall elect to have this Lease prior to the lien of its mortgage or deed of trust, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage or deed of trust, whether this Lease is dated prior or subsequent to the date of said mortgage or deed of trust, or the date of the recording thereof.

16.5         Attornment.  Upon foreclosure or the exercise of the power of sale under any mortgage or deed of trust made by the Landlord and covering Landlord’s interest in the Project, Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease, provided such purchaser expressly agrees in writing to be bound by the terms of the Lease.

16.6         Estoppel Certificate; Financial Statements.  At all times during the Term, Tenant shall, within ten (10) days following request by Landlord therefor and without charge, execute, acknowledge and deliver to Landlord any and all documents, estoppel certificates, and current financial statements (audited to the extent available) of Tenant requested by Landlord in connection with the sale or financing of the Project or requested by a lender making a loan affecting the Project. Landlord may require Tenant in any estoppel certificate to: (i) certify that this Lease is unmodified, in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and has not been assigned, (ii) acknowledge that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, (iii) certify the date to which Rentals and other charges are paid in advance, if any, (iv) certify the current amount of Base Rent due under the Lease; (v) evidence the status of this Lease as may be reasonably required; (vi) certify such other matters relating to this Lease and/or the Project as may be requested by a lender making a loan to Landlord or a purchaser of Landlord’s interest in the Project. Any such estoppel certificate may be conclusively relied upon by any prospective purchaser or encumbrancer of Landlord’s interest. Any financial statement of Tenant shall include an opinion of a certified public accountant (if available) and a balance sheet and profit and loss statement for the most recent fiscal year, all prepared in accordance with generally accepted accounting principles consistently applied. Tenant’s failure to deliver the statement described in this Section 16.6 above within the time specified therein shall be conclusive upon Tenant that (i) this Lease is in full force and effect, without modification except as may be represented by Landlord, and has not been assigned, (ii) there are no uncured defaults in Landlord’s performance, (iii) no Rentals have been paid in advance except those that are set forth in this Lease. If Tenant fails to deliver the estoppel statement described in this Section above within the time specified therein, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant’s special attorney-in-fact to execute and deliver the statement to any third party. Tenant’s failure to deliver any financial statements, estoppel certificates or other documents as required pursuant to this Section shall be a default by Tenant.

16.7         No Partnership.  Nothing contained in this Lease and no acts of Landlord or Tenant shall be deemed or construed to create the relationship of principal and agent, or of partnership, or of joint venture, or of any association between Landlord and Tenant other than that of Landlord and Tenant.

16.8         Compliance with Law.  Tenant shall, at its sole cost, comply with all Laws pertaining to the use, occupancy or condition of the Property and the Improvements, as well as operations conducted thereon. Tenant’s obligations pursuant to this Section 16.8 shall include without limitation maintaining or restoring the Property and making structural and nonstructural alterations and additions in compliance and conformity with all Laws and recorded documents relating to the use, occupancy and condition of the Project during the Term. Tenant shall take all proper and necessary action to cause the Project to be kept, maintained, used and occupied in compliance with the Americans with Disabilities Act of 1990, as the same may be amended from time to time. Tenant shall obtain any permits, licenses or other authorizations required for the lawful operation of its business at the Property. The judgment of any court of competent jurisdiction, or the admission of Tenant or any sublessee or permittee in any action or proceeding against them, or any of them, whether Landlord be a party thereto or not, that Tenant, sublessee or permittee has violated any such Law shall be conclusive of that fact as between Landlord and Tenant.

16.9         Surrender of Property; Holding Over.  Upon Lease Termination, Tenant shall surrender and deliver the Property and the Improvements thereon, peaceably to Landlord immediately upon such expiration or termination in good order, condition and repair, except for reasonable wear and tear, but subject, however to the provisions of Article 12 of this Lease regarding condemnation, Article 11 of this Lease regarding damage and destruction and Section 8.2 above.

Any holding over with the written consent of Landlord after Lease Termination shall be construed to be a tenancy from month to month at one hundred fifty percent (150%) of the monthly Base Rent for the month immediately preceding Lease Termination in addition to all Rentals payable hereunder, and shall otherwise be on the terms and conditions herein specified in so far as applicable. If Tenant remains in possession of the Property after Lease Termination without Landlord’s consent, Tenant shall indemnify Landlord against any loss or liability resulting from Tenant’s failure to surrender the Property, including, without limitation, any claims made by any succeeding tenant based upon delay in the availability of the Property.

16.10       Severability.  If any provision of this Lease shall, be adjudged invalid, illegal or unenforceable by a court of competent jurisdiction, the remaining provisions of this Lease shall not be affected thereby, but this Lease shall be construed as if such invalid, illegal or unenforceable provisions had not been contained herein, and the remainder of this Lease shall be valid and enforceable to the fullest extent permitted by law. However, if Tenant’s obligation to pay Rentals is determined to be invalid or unenforceable, this Lease at the option of Landlord shall terminate.

16.11       Binding Effect.  This Lease, and the terms, provisions, promises, covenants and conditions hereof, shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

16.12       Captions.  The captions contained in this Lease are for convenience of reference and shall not be construed to limit or extend the meaning of any part of this Lease.

16.13       Entire Agreement, Waivers and Amendments.  This Lease contains the entire agreement of the parties with respect to all or any part of the subject matter of this Lease. Landlord and Tenant agree that this Lease supersedes and cancels any and all agreements, negotiations, arrangements or understandings, whether written or oral, between and among themselves and their agents or representatives relative to the Property or this Lease. Any agreements, warranties or representations not expressly contained in this Lease shall in no way bind Landlord. All waivers of the provisions of this Lease must be in writing and signed by the appropriate authorities of Landlord or Tenant and all amendments hereto must be in writing and signed by the appropriate authorities of Landlord and Tenant.

16.14       Approvals.  All consents or approvals to be given by Tenant or Landlord shall not be unreasonably withheld or delayed unless this Lease expressly provides for the discretion of the party in giving such consent or approval.

16.15       Plans and Data.  Tenant hereby assigns to Landlord as additional security to Landlord for Tenant’s performance hereunder, all contracts entered into by Tenant with contractors, architects or other design or construction professionals to the extent the contracts are assignable, as well as all plans and data relating to the Project, including, without limitation, soils reports, engineering reports, architectural plans and specifications, site plans and surveys. Tenant shall deliver copies of all such contracts, plans and data promptly after they are executed or prepared as the case may be.

16.16       Memorandum of Lease.  On the written request of either party hereto, the parties hereto shall execute and acknowledge a Memorandum of Lease in form and content reasonably acceptable to both Landlord and Tenant. The party requesting the Memorandum of Lease shall record the memorandum at its sole cost and expense. Promptly upon Lease Termination, Tenant shall execute and deliver to Landlord a quitclaim deed in recordable form pursuant to which

Tenant quitclaims its present and/or future interest in this Lease, the Property and the Improvements.

16.17       Gender and Number.  The neuter gender includes the feminine and masculine, the masculine includes the feminine and neuter, and the feminine includes the masculine and neuter, and each includes an individual or a corporation, partnership or other legal entity when the context so requires. The singular number includes the plural and the plural includes the singular whenever the context so requires.

16.18       Conditions.  All agreements by Tenant contained in this Lease, whether expressed as covenants or conditions, shall be construed to be both covenants and conditions, conferring upon Landlord, in the event of a breach thereof, the right to terminate this Lease.

16.19       Real Estate Broker.  Each party represents and warrants to the other party that it has not had dealings in any manner with any real estate broker, finder, or other person with respect to the Property in the negotiation and execution of this Lease. Landlord represents and warrants that it has not entered into any written listing agreement or other agreement with a broker requiring the payment of a commission in this transaction. Tenant agrees to indemnify and hold harmless Landlord from all damage, loss, liability and expense (including attorneys’ fees and related costs) arising out of or resulting from any claims for commissions or fees that may be or have been asserted against Landlord by any broker, finder or other person with whom Tenant has or purportedly has dealt with in connection with the Property and the negotiation and execution of this Lease, The obligations of the parties under this Section 16.19 shall survive termination of this Lease.

IN WITNESS WHEREOF, the parties have executed this Lease as of the date set forth above.

LANDLORD:

LIVERMORE AIRWAY BUSINESS PARK, a California limited partnership

By:	/s/ TERRENCE J. ROSE
Its:	General Partner

TENANT:

CAMELOT PARK FAMILY ENTERTAINMENT, CENTER OF PLEASANTON VALLEY, L. P., a California limited partnership

By:	CAMELOT PARK OF PLEASANTON VALLEY, L.P., a California limited partnership, its General Partner

	By :	CAMELOT PARK OF PLEASANTON VALLEY, INC., a California corporation, its General Partner

		By:	/s/ Geoffrey C. Beaumont
		Its:	Chief Financial Officer

EXHIBIT “A”

Legal description

REAL PROPERTY in the City of Livermore, County of Alameda, State of California, described as follows:

Parcel 1 of Parcel Map 6232, being a subdivision of Parcel A, Parcel Map 3110, filed July 15, 1980 in Book 119 of Parcel Maps at Pages 43 through 45, Alameda County Records.

EXHIBIT “B”

LANDLORD’S ESTOPPEL CERTIFICATE

This Landlord’s Estoppel Certificate is dated               , 19      , by LIVERMORE AIRWAY BUSINESS PARK, a California limited partnership (“Landlord”), whose address is 2600 Kitty Hawk Road, Suite 100, Livermore, California, 94550. Landlord understands that CAMELOT PARK FAMILY ENTERTAINMENT CENTER OF PLEASANTON VALLEY, L.P., a California limited partnership (“Trustor”), and                                            (“Lender”) have entered into, or are about to enter into, an agreement whereby Lender has acquired or will acquire a Deed of Trust to Lender on Trustor’s leasehold interest in the Property described below.

To induce Lender to extend one or more loans or other financial accommodations to Trustor against such security interest in the Property and for other valuable consideration, with knowledge that Lender is relying thereon, Landlord hereby certifies as follows:

1.             The Lease.  Landlord has leased the Property to Trustor pursuant to a lease (the “Lease”) dated                 , 1994.

2.             Real Property Description.  The Lease covers the real property, together with all improvements thereon (the “Real Property”) located in Alameda County, State of California, as more particularly described in Exhibit “A” attached hereto and made a part hereof. The Real Property or its address is commonly known as 2501 Kitty Hawk Road, Livermore, California, 94550.

3.             Estoppel.  Landlord certifies to Lender that:

(a)           Lease in Effect.  The Lease (i) has been fully executed and accepted by Landlord, (ii) is in full force and effect, and (iii) has not been modified or changed, either in writing or orally, except as reflected in the copy of the Lease provided to Lender.

(b)           No Default.  As of the date of this Certificate, (i) all conditions and obligations to be performed by Landlord under the lease to the date hereof have been satisfied, (ii) there exists no breach, default, or event or condition which with the giving of notice or the passage of time, or both, would constitute a breach or default by Trustor under the Lease, and (iii) there are no existing claims, defenses, or offsets against obligations of Trustor under the Lease, including any against rents due or to become due under the terms of the Lease.

(c)           Entire Agreement.  The Lease constitutes the entire agreement between Landlord and Trustor with respect to the Lease of the Property.

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(d)           No Prepaid Rent.   No deposits or prepayments of rent have been made in connection with the Lease except as follows:

.

4.  Agreements.  Landlord hereby agrees with Lender that, during all such tines as Lender is the beneficiary of the security interest in the Property described above, Landlord will notify Lender in accordance with Section 10.2(a) of the Lease in writing concurrently with any notice given to Trustor of any breach or default on the part of Trustor under the Lease, and Landlord agrees that Lender shall have the right, but not the obligation, to cure any breach or default specified in such notice in accordance with Section 10.2(b) of the Lease.

LANDLORD:

LIVERMORE AIRWAY BUSINESS PARK, a California limited partnership

By:
Its:

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EXHIBIT “C”

PERSONAL PROPERTY LIEN WAIVER

This Personal Property Lien Waiver is entered into as of this     day of           , 19  , by and between LIVERMORE AIRWAY BUSINESS PARK, a California limited partnership (“Landlord”), CAMELOT PARK FAMILY ENTERTAINMENT CENTER OF PLEASANTON VALLEY, L.P., a California limited partnership (“Debtor”), and                                           (“Lender”).

RECITALS

A.            WHEREAS, Landlord is the owner of that certain real property located in the City of Livermore, County of Alameda, State of California, legally described on the attached Exhibit “A” (the “Real Property”); and

B.            WHEREAS, Lender has extended or agreed to extend credit to Debtor against the security of, among other collateral, Debtor’s equipment, furniture, furnishings, fixtures, machinery, and tools more particularly described in Exhibit “B” attached hereto, together with all additions, accessions, improvements, replacements, and substitutions thereto and thereof (the “Goods”) which Goods are to be located on and may be affixed to the Real Property; and

WHEREAS, Bank, as a condition to such extension of credit, requires that Landlord consent to the removal by Bank of the Goods from the Real Property no matter how the Goods may be affixed thereto, and to other matters set forth below.

NOW, THEREFORE, Landlord and Bank agree as follows:

1.             The Goods shall be and remain personal property and shall not be considered a part of the Real Property, regardless of whether or by what means the Goods are or may become attached or affixed to the Real Property.

2.             Any rights which Landlord may claim to have in and to the Goods, no matter how arising, shall be second and subordinate to the rights and interests of Bank therein.

3.             Landlord agrees to permit Bank, its agents, and employees at any reasonable time, and from time to time, up to the date that is thirty (30) days after the date of the expiration or earlier termination of the lease between Landlord and Debtor (“Lease”) to enter upon the Real Property for the purpose of removing the Goods. Within said thirty (30) day period, Bank shall repair any damage to the Real Property caused by removal of the Goods and shall restore the portion of the Real Property from which the Goods are removed to the condition that existed prior to such removal in accordance with all applicable laws, statutes, building codes, and regulations

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in effect as of the date of such removal. Bank’s right of entry onto the property shall be limited to the purpose of removal of the Goods and repair of any damage caused by such removal. If the Goods have not been removed from the Real Property on or before the expiration of thirty (30) days after the date of expiration or any earlier termination of the Lease, the Goods shall be deemed abandoned.

4.             Landlord shall notify Bank in accordance with Section 10.2 (a) of the Lease in writing of any default on the part of Debtor under the Lease. In consideration for the right of entry granted to Bank hereunder, Bank agrees to pay to Landlord from the date the Lease terminates until the later of (i) thirty (30) days after the date of such termination, or (ii) the date that Bank has removed the Goods and repaired any damage caused by such removal, a daily license fee equivalent to not more than one thirtieth (l/30th) of the minimum or base monthly rental provided for in the Lease for such period.

5.             This Consent shall be governed by and construed by the laws of the State of California and shall inure to the benefit of and be binding upon the successors, heirs, and assigns of the undersigned and Bank.

6.             In the event of any action in relation to this Consent, the prevailing party, in addition to all other sums to which it may be entitled, shall be entitled to reasonable attorneys’ fees.

7.             Any notices, payments, and information which either party may desire or may be required to give or make to the other party herein shall be given or made by hand delivery or through deposit in the United States mail, postage prepaid, to the address set below

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the signature of such party or to such other address as may, from time to time, be specified in writing by each party.

IN WITNESS WHEREOF, the parties have executed this Consent at             , California on this            day of           , 1994.

TRUSTOR:

CAMELOT PARK FAMILY ENTERTAINMENT CENTER OF PLEASANTON VALLEY, L.P., a California limited partnership

By:	CAMELOT PARK OF PLEAS ANTON VALLEY, L.P., a California limited partnership, its General Partner

By:	CAMELOT PARK OF PLEASANTON VALLEY, INC., a California corporation, its General Partner

By:
Its:

Address:

LANDLORD:

LIVERMORE AIRWAY BUSINESS PARK, a California limited partnership

By:
Its:

Address:

BANK:

By:
Its:

Address:

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FIRST AMENDMENT TO GROUND LEASE

This FIRST AMENDMENT TO GROUND LEASE (this “First Amendment”) is dated as of June 29, 1998, and is entered into by and between LIVERMORE AIRWAY BUSINESS PARK, a California limited partnership (“Lessor”), and CAMELOT PARK FAMILY ENTERTAINMENT CENTER OF PLEASANTON VALLEY, L.P., a California limited partnership (“Lessee”).

R E C I T A L S

A.            Lessor and Lessee entered into that certain Ground Lease dated as of November 1, 1994 (the “Original Lease”) for the lease of approximately 5.5 acres of land located in the City of Livermore, County of Alameda, State of California, as described more particularly on Exhibit “A” attached hereto and made a part hereof (the “Demised Premises”). The Original Lease as amended by this First Amendment shall be referred to hereinafter as the “Lease.”

B.            Lessee desires to obtain Lessor’s consent to Lessee’s assignment of the Lease, all subleases thereunder, if any, and Lessee’s leasehold interest in the Demised Premises to Festival Fun Parks, LLC, a Delaware limited liability company (“FFP”). In addition, Lessee desires to obtain Lessor’s consent in accordance with Article 10 of the Lease, to FFP entering into a financing arrangement with Fleet Capital Corporation, and the securing of all obligations, indebtedness and liabilities of FFP under such financing arrangements by one or more deeds of trust or other instruments secured by Lessee’s interest in the Lease, any sublease(s) thereunder, and a leasehold interest in the Demised Premises (collectively, “Lessee’s Interest”).

In consideration of the foregoing recitals, the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

A G R E E M E N T

1.             DEFINITIONS; EFFECT ON LEASE. All capitalized terms used in this First Amendment which are not defined herein shall have the same meanings set forth in the Original Lease.

2.             PERMITTED LEASEHOLD MORTGAGE. Subject to the other terms and conditions set forth in the Lease and this First Amendment, Lessor hereby consents in accordance with Section 10.1(g) of the Lease to FFP entering into a Leasehold Mortgage in favor of Fleet Capital Corporation in the form set forth in Exhibit “B” attached hereto (“Fleet Leasehold Mortgage”). Lessor’s consent is subject to the condition that the Fleet Leasehold Mortgage shall be subject to all of the terms and conditions of the Lease as

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who has such substantial experience within one hundred twenty (120) days after the date of such party’s acquisition of the Lessee’s interest under the Lease. The operational experience of the party acquiring the Lessee’s interest in the Lease or the operator selected by such party shall be subject to the prior written approval of Lessor which shall not be unreasonably withheld, and which consent shall be granted or denied within thirty (30) days after such acquiring party has provided Lessor with evidence of its operating experience or the name and evidence of the experience of its selected operator. Any conveyance of the Lessee’s interest in the Lease and the Demised Premises by any party acquiring such interest by judicial foreclosure, exercise of a power of sale in the Leasehold Mortgage or by deed in lieu of foreclosure shall be in accordance with the terms of Article 9 of the Lease.

4.             CONSENT TO ASSIGNMENT OF LEASE. Notwithstanding anything to the contrary contained in the Lease, Lessor hereby consents to the assignment of the Lease, all subleases thereunder, if any, and Lessee’s leasehold interest in the Demised Premises to FFP, and the assumption by FFP of all of Lessee’s rights and obligations under the Lease, all subleases thereunder and Lessee’s leasehold interest in the Demised Premises pursuant to that certain Assignment and Assumption of Lease attached hereto as Exhibit “C” (“Assignment and Assumption”). Lessor’s consent to the Assignment and Assumption shall not release Lessee from any payments or obligations arising prior to the effective date of the assignment of the Lease. The Assignment and Assumption shall be effective as of the date set forth therein.

5.             MODIFICATION; ENTIRE AGREEMENT. This First Amendment may not be modified or terminated orally, and constitutes the entire agreement between the parties with respect to the subject matter hereof.

6.             SUCCESSORS AND ASSIGNS. This First Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns (including, without limitation, FFP).

7.             CONSTRUCTION; REAFFIRMATION. Except as expressly amended hereby, all of the terms and conditions of the Original Lease shall remain unmodified and in full force and effect. In the event of a conflict between the terms of the Original Lease and the terms of this First Amendment, the terms of this First Amendment shall govern and prevail. The Original Lease, as amended by this First Amendment, is hereby reaffirmed.

8.             COUNTERPARTS. This First Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument, binding on the parties hereto. The signature of either party hereto to any counterpart hereof shall be deemed a signature to, and may be appended to, any other counterpart hereof. Facsimile signatures shall be fully binding and effective for all purposes as if they were original signatures.

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IN WITNESS WHEREOF, Lessor and Lessee have executed this First Amendment as of the day and year first written above.

LESSEE:			LESSOR:

CAMELOT PARK FAMILY			LIVERMORE AIRWAY BUSINESS PARK,
ENTERTAINMENT CENTER OF			a California limited partnership
PLEASANTON VALLEY, L.P.,
a California limited partnership			By:	/s/ TERRENCE ROSE
TRUSTEE
By:	Camelot Park of Pleasanton Valley,			Terrence and Trudy Rose 1979
	L.P., a California limited			Living Trust, as amended,
	partnership, General Partner			General Partner

	By:	/s/ GERALD B. JOHNSON	By:
	Name:	Gerald B. Johnson	Name:
	Title:		Title:

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RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:
Paul, Hastings, Janofsky & Walker LLP
555 South Flower Street, 23rd Floor
Los Angeles, California 90071
Attn: Rick S. Kirkbride, Esq.

MAIL ALL TAX STATEMENTS TO:
Festival Fun Parks, LLC
104 West Anapamu Street, Suite G
Santa Barbara, CA 93101

Recorded in Official Records, Alameda County Patrick O’Connell, Clerk Recorder 22.00 98264289 08:30am 07/30/98 005 420162 33 15 000062 A20 6 7.00 15.00 0.00 0.00 0.00 0.00 0.00 0.00

SPACE ABOVE THIS LINE RESERVED FOR RECORDER’S USE

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this “Assignment”) is made and entered into as of the 30th day of June, 1998 (the “Effective Date”), by and between CAMELOT PARK FAMILY ENTERTAINMENT CENTER OF PLEASANTON VALLEY, L.P., a California limited partnership (“Assignor”), and FESTIVAL FUN PARKS, LLC, a Delaware limited liability company (“Assignee”), with reference to the following facts:

A.            Assignor is the tenant under that certain lease dated November 1, 1994, entered into by and between Assignor and Livermore Airway Business Park, a California limited partnership, as landlord (“Landlord”), as amended by that certain First Amendment to Ground Lease entered into between Assignor and Landlord as of the date but prior to the execution hereof (as amended, the “Lease”), for the lease of certain real property located in the City of Livermore, County of Alameda, State of California, and more particularly described on Exhibit “A” attached hereto (the “Property”).

B.            Assignor desires to assign to Assignee, as of the Effective Date, all of its right, title and interest in, to and under the Lease, and Assignee desires to receive from Assignor such assignment and to assume each and all of the obligations of Assignee as tenant under the Lease to be performed following the Effective Date.

NOW THEREFORE, in consideration of the promises and conditions contained herein, the parties hereto do hereby agree as follows:

1.             Assignment.  Assignor hereby assigns and transfers to Assignee all of its right, title and interest in, to and under the Lease, effective as of the Effective Date.

2.             Assumption.  Assignee hereby assumes, effective as of the Effective Date, all obligations of Assignor as Tenant under the Lease which first arise from and after the Effective Date and agrees to be bound by and perform all of Tenant’s covenants, duties and obligations which first arise thereunder from and after the Effective Date.

Notwithstanding the foregoing, Assignee shall have no obligation, liability or responsibility for any liability, cost, expense or obligation of Assignor under the Lease arising prior to the Effective Date, or attributable to such period.

3.             Successors and Assigns.  This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.

4.             Attorneys’ Fees.  If any dispute should arise between the parties hereto regarding the terms or subject matter of this Assignment or the enforcement or breach of such terms, then the party prevailing in such dispute, whether by out-of-court settlement or final judicial determination, shall be entitled to recover from the non-prevailing party all costs and expenses of such dispute incurred by such prevailing party, including, without limitation, reasonable attorneys’ fees.

5.             Interpretation.  This Assignment shall be construed and enforced in accordance with the laws of the State of California.

IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the date first above written.

“ASSIGNOR”

CAMELOT PARK FAMILY ENTERTAINMENT
CENTER OF PLEASANTON VALLEY, L.P.,
a California limited partnership

By:	Camelot Park of Pleasanton Valley, L.P., a California limited partnership, General Partner

	By:	Camelot Park of Pleasanton Valley, Inc., a California corporation, General Partner

		By:	/s/ GERALD B. JOHNSON
			Name:	Gerald B. Johnson
Title:

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“ASSIGNEE”

FESTIVAL FUN PARKS, LLC,
a Delaware limited liability company

FEC Holding Company, Inc., to sole member

By:	/s/ MARK C. MONACO
	Name:	Mark C. Monaco
	Title:	VICE PRESIDENT

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98264289

EXHIBIT “A”

LEGAL DESCRIPTION OF PROPERTY

That certain property located in the City of Livermore, County of Alameda, State of California, described as follows:

PARCEL 1, PARCEL MAP 6232, FILED FEBRUARY 27, 1995, IN BOOK 216 OF PARCEL MAPS, PAGES 86 - 87, ALAMEDA COUNTY RECORDS.

ASSESSOR’S PARCEL NO. 904-0004-054

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98264289

STATE OF CALIFORNIA	)
)
COUNTY OF ORANGE	)

On July 22, 1998, before me, Dorothy Schaus, a Notary Public in and for said State, personally appeared Gerald B. Johnson, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Signature	/s/ DOROTHY SCHAUS	(Seal)

DOROTHY SCHAUS Commission # 1158638 Notary Public - California Orange County My Comm. Expires Oct 13, 2001

98264289

NEW YORK

INDIVIDUAL

STATE OF	New York	)
		)	ss.
COUNTY OF	Nassau	)

On the 20th day of July, 1998, before me personally came Mark C. Monaco to me known to be the person described in and who executed the foregoing instrument, and ackowledged to me that he executed the same.

/s/ ELLEN S. WISSEMANN
Notary Public

ELLEN S. WISSEMANN
NOTARY PUBLIC, STATE OF NEW YORK
NO. 01WI5082656
QUALIFIED IN NASSAU COUNTY
COMMISSION EXPIRES JULY 28, 1999